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                                                                  Exhibit 4.12
                                                                  EXECUTION COPY

                              COLLATERAL AGREEMENT

                            dated as of June 7, 1995

                                      among

                       NATIONAL FLEET FUNDING CORPORATION,

                           GENERAL MOTORS CORPORATION,

                          as A Support Credit Enhancer,

               CITIBANK, N.A. and CREDIT SUISSE, NEW YORK BRANCH,

                          as B Support Credit Enhancers

                                 CITIBANK, N.A.,

               as Liquidity Agent, Placement Agent and Depositary

                         CREDIT SUISSE, NEW YORK BRANCH,

                                    as Agent

                                       and

                          CS FIRST BOSTON CORPORATION,

                                    as Dealer


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                                TABLE OF CONTENTS
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                                                                            PAGE
                                   ARTICLE I.

                                   DEFINITIONS
     SECTION 1.01.   Definitions..........................................    4

                                   ARTICLE II.

                           OBLIGATIONS COLLATERALIZED
     SECTION 2.01.   Obligations Collateralized Hereby....................    4

                                  ARTICLE III.

               AGENTS; REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 3.01.   NFC and Other Agents.................................    7
     SECTION 3.02.   Representations and Warranties of NFC................    8
     SECTION 3.03.   Additional Representations, Warranties and
                     Covenants of NFC.....................................    9
     SECTION 3.04.   Representations and Warranties of the Agent..........   10

                                   ARTICLE IV.

                                   ASSIGNMENT

     SECTION 4.01. Assignment.............................................   11
     SECTION 4.02. Application of Assigned Collateral and Deposited
                     Funds................................................   13
     SECTION 4.03. Performance of Agreement...............................   14
     SECTION 4.04. Amendments; Waivers; Declaration of Default............   16
     SECTION 4.05. Notice of Default......................................   17


                                   ARTICLE V.

                  COLLATERAL ACCOUNT, LIQUIDITY LENDER ACCOUNT,
                           AND CREDIT ENHANCER ACCOUNT

     SECTION 5.01.   Establishment of Collateral Account, etc.............   17
     SECTION 5.02.   Assignment of Accounts, etc..........................   19
     SECTION 5.03.   Application of Deposited Funds and Assigned
                       Collateral.........................................   24
     SECTION 5.04.   Eligible Investments.................................   25
     SECTION 5.05.   Credit Demand........................................   26
     SECTION 5.06.   Liquidity Demand; Commitment Termination Demand;
                       Reductions.........................................   27
     SECTION 5.07.   Termination Demand...................................   29
     SECTION 5.08.   Conversion...........................................   31

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                                                                            PAGE

     SECTION 5.09.   The Cash Collateral Accounts.........................   32

                                   ARTICLE VI.

                                     DEFAULT

     SECTION 6.01.   Rights of the Agent upon Amortization Event,
                       Loan Event of Default and Event of Default.........   35
     SECTION 6.02. Special Provisions Concerning Remedies and Sale
                     If Manufacturer Default or Inability to Turn
                     Back under Repurchase Program........................   36

                                  ARTICLE VII.

                        THE AGENT, THE LIQUIDITY LENDERS,
                  THE SUPPORT CREDIT ENHANCERS AND THE HOLDERS
                            OF COMMERCIAL PAPER NOTES

     SECTION 7.01.   Appointment and Powers of Agent......................   38
     SECTION 7.02.   Agents and Employees of the Agent....................   40
     SECTION 7.03.   Waiver of Jury Trial.................................   42
     SECTION 7.04.   Successor Agent......................................   43
     SECTION 7.05.   Qualifications of Agent..............................   44
     SECTION 7.06.   Instructions of the Required Liquidity Providers
                       and Other Parties..................................   44

                                 ARTICLE VIII.

                AMENDMENTS, MODIFICATIONS, WAIVERS AND CONSENTS

     SECTION 8.01.   Execution of Amendments, etc.........................   45

                                  ARTICLE IX.

                                 MISCELLANEOUS

     SECTION 9.01.   Further Assurances...................................   46
     SECTION 9.02.   No Waiver; Cumulative Remedies.......................   46
     SECTION 9.03.   Notice of Amendments; Waivers; Notice of LIBOR.......   46
     SECTION 9.04.   Notices, etc.........................................   46
     SECTION 9.05.   Fee, Costs and Expenses, etc.........................   49
     SECTION 9.06.   Agent Appointed Attorney-in-Fact.....................   50
     SECTION 9.07.   Termination; Assigned Collateral.....................   50
     SECTION 9.08.   Governing Law; Binding Character; Assignment.........   51
     SECTION 9.09.   Severability of Provisions...........................   51
     SECTION 9.10.   No Bankruptcy Petition Against NFC...................   51
     SECTION 9.11.   No Recourse..........................................   52
     SECTION 9.12.   Confidentiality......................................   52
     SECTION 9.13.   Headings.............................................   53

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     SECTION 9.14.   Execution in Counterparts............................   53
     SECTION 9.15.   Limited Recourse to NFC..............................   53
     SECTION 9.16.   Waiver of Set-Off With Respect to NFC................   53

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Master Collateral Agent are entering into the Master Collateral Agency Agreement and National, the Agent, the Master Collateral Agent, NFC and the Support Credit Enhancers are entering into a supplement thereto, providing for, among other things, (i) the grant by National to the Master Collateral Agent for the benefit of various Financing Sources and Beneficiaries named thereunder of a first priority security interest in the Vehicles owned by National, certain rights under the Repurchase Programs and other documents, including warranties and insurance policies, as they relate to such Vehicles, its rights under the Vehicle Title Nominee Agreement as they relate to such Vehicles and its rights under the GM Guaranty and (ii) the designation of NFC and the Support Credit Enhancers as "Financing Sources" and the Agent, the A Support Credit Enhancer and the B Support Credit Enhancers as "Beneficiaries" thereunder (in the case of the Agent, to secure the NFC Obligations, in the case of the A Support Credit Enhancer, to secure the obligations of National to the A Support Credit Enhancer under the A Support Reimbursement Agreement and, in the case of the B Support Credit Enhancers, to secure the obligations of National to the B Support Credit Enhancers under the B Support Letter of Credit Reimbursement Agreement) with respect to (a) Vehicles owned by National and financed with Loans made under the Loan Agreement, (b) the Repurchase Programs and other documents, including warranties and insurance policies, as they relate to such Vehicles, (c) amounts received under the Vehicle Title Nominee Agreement with respect to such Vehicles and (d) amounts received under the GM Guaranty with respect to such Vehicles.

     4. Contemporaneously with the execution and delivery of this Collateral Agreement, National, NFC and the Support Credit Enhancers are entering into the Collateral Sharing Agreement dated as of June 7, 1995, (as it may be amended or otherwise modified from time to time, the "Collateral Sharing Agreement"), pursuant to which the Support Credit Enhancers will agree that their interest as Financing Sources in the collateral described in paragraph 3 above is subject and subordinate to the interest therein of NFC as a Financing Source and the A Support Credit Enhancer will agree that its interest as a Financing Source in such collateral is subject and subordinate to the interest therein of the B Support Credit Enhancers as Financing Sources.

     5. Contemporaneously with the execution and delivery of this COLLATERAL AGREEMENT, NFC, the Liquidity Agent and the Liquidity Lenders are entering into the Liquidity Agreement dated as of June 7, 1995 (as it may be amended or otherwise modified from time to time, the "Liquidity Agreement"), providing for, among other things, the Liquidity Commitments of the Liquidity Lenders to make Liquidity Advances on behalf of NFC from time to time.

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Agreement, pursuant to which National assigns to the Master Collateral Agent for the benefit of NFC and the Agent certain of Nationals rights under the Repurchase Program offered by such Eligible Manufacturer.

     13. NFC is entering into this Collateral Agreement with Support Credit Enhancers, the Liquidity Agent, the Depositary, the Agent, the Placement Agents and the Dealers for the purpose of, among other things, providing for the repayment or payment of all amounts at any time and from time to time owing by NFC to the Liquidity Lenders or the Liquidity Agent under or in connection with the Liquidity Agreement or this Collateral Agreement and all amounts owing at any time and from time to time by NFC to the A Support Credit Enhancer under or in connection with the A Support Reimbursement Agreement or this Collateral Agreement or owing by NFC to the B support Credit Enhancers under or in connection with the B Support Letter of Credit Reimbursement Agreement or this Collateral Agreement or owing by NFC to the Cash Reserve Account under or in connection with the L Letter of Credit Reimbursement Agreement or this Collateral Agreement or owing by NFC to the Holders of the Commercial Paper Notes or the Depositary or owing to the Agent hereunder or owing to the Dealers under the Dealer Agreement or owing to the Placement Agents under the Placement Agency Agreement.

     NOW, THEREFORE, in consideration of the premises and agreements herein contained, each of NFC, the Support Credit Enhancers, the Liquidity Agent, the Depositary, the Agent, the Placement Agents and the Dealers agrees as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.01. Definitions. As used in this Collateral Agreement and unless the context requires a different meaning, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List, dated as of June 7, 1995 (the "Definitions Lists), attached as Annex A to the Liquidity Agreement, as such Definitions List may be amended or modified in accordance with the terms thereof.

                                  ARTICLE II.

                           OBLIGATIONS COLLATERALIZED

     SECTION 2.01. Obligations Collateralized Hereby. This Collateral Agreement is made to provide for repayment and payment of the following Indebtedness and liabilities of NFC (such

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Indebtedness and liabilities being herein called the "NFC Obligations"). Upon the occurrence, and during the continuance, of an Amortization Event or a Loan Event of Default, the NFC Obligations will be paid in the order of priority indicated below:

          First, the repayment of all amounts advanced or expended by the Agent, in its capacity as Agent, for the account of NFC hereunder and the payment of all reasonable out-of-pocket costs and expenses at any time and from time to time payable hereunder to the Agent, in its capacity as such, in connection with the administration or enforcement of this Collateral Agreement or any Related Document (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel employed by the Agent in connection therewith) and the payment of all indemnities at any time and from time to time due by NFC hereunder to the Agent in its capacity as such up to an aggregate amount equal to $25,000 per annum;

          Second, subject to the last sentence of Section 5.02(f), THE PAYMENT OF ALL INDEBTEDNESS, AT any time and from time to time, due from NFC on the Outstanding Commercial Paper Notes issued pursuant to and in accordance with the Depositary Agreement;

          Third, the payment of all (a) operating and ordinary course expenses of NFC up to an aggregate amount equal to $250,000 per annum and (b) fees and expenses at any time and from time to time due to the Depositary pursuant to Section 9(a) of the Depositary Agreement;

          Fourth, the payment of all amounts at any time and from time to time due to the Liquidity Agent as notified to the Agent pursuant to Section
     3.6.6 of the Liquidity Agreement;

          Fifth, first, the payment, pro rata, of all principal Indebtedness (including Commitment Termination Date Liquidity Advances), at any time and from time to time, due (in the case of a Commitment Termination Date Liquidity Advance, such Advance will be deemed to be due for purposes of this clause Fifth on the date such Advance is made) from NFC (a) to the Liquidity Lenders in connection with the Liquidity Advances made pursuant to the Liquidity Agreement, (b) to the A Support Credit Enhancer in connection with A Support Liquidity Disbursements made pursuant to the A Support Letter of Credit Agreement, (c) to the Cash Reserve Account in connection with Cash Reserve Support Liquidity Disbursements made pursuant to the B Letter of Credit Reimbursement Agreement, (d) to the B Support Credit Enhancers in connection with B Support LOC Liquidity

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Disbursements made under the B Support Letters of Credit and, (e) if applicable, to the Cash Collateral Accounts in connection with moneys withdrawn from such Accounts to fund any LOC Liquidity Disbursements, together with all amounts payable in respect of interest on any of the foregoing; and second, the payment, pro rata, of the NFC Reimbursement Share of any A Support Termination Disbursement, A Support Event of Default Disbursement or B Support LOC Termination Disbursements, together with all amounts payable in respect of interest on any of the foregoing;

     Sixth, the payment, pro rata, of all other Indebtedness (including, but not limited to fees, reimbursements, funding indemnities, taxes and increased costs, but excluding amounts referenced in clause Eighth below), at any time and from time to time, due to the Liquidity Lenders, the Liquidity Agent, the A Support Credit Enhancer (solely with respect to amounts due from NFC under the A Support Reimbursement Agreement) and the B Support Credit Enhancers (solely with respect to amounts due from NFC under the B Support Letter of Credit Reimbursement Agreement), pro rata, for the payment of any other amounts (excluding those referenced in clause Eighth below) at any time and from time to time due from NFC to any of them under or in respect of the Liquidity Agreement, the A Support Reimbursement Agreement, the B Support Letters of Credit or the B Support Letter of Credit Reimbursement Agreement, as the case may be, together with all amounts due from NFC in respect of interest thereon, and the payment, pro rata, of all indemnities at any time and from time to time due from NFC hereunder to the Liquidity Lenders and the Support Credit Enhancers, it being understood that amounts payable under this clause Sixth shall relate exclusively to costs and expenses incurred in or in connection with the procurement and handling of funds and the making of such funds available to or for the account or benefit of NFC and shall not include amounts payable in connection with general indemnity to the use by NFC , the A Credit Enhancer or the B Credit Enhancers of the proceeds of such financial accommodations (other than, in the event such actions give rise to breakage costs, any action in the nature of a prepayment by NFC) or actions taken or omitted to be taken by NFC under the Related Documents and not directly related to the procurement of funds, all of which shall be covered by clause Eighth below;

     Seventh, the repayment of reasonable amounts owing to the Agent referred to in clause First above in excess of $25,000 per annum;

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          Eighth, the repayment, pro rata, of all reasonable amounts advanced or expended by any Liquidity Lender or any Support Credit Enhancer under this Collateral Agreement or under the Liquidity Agreement, the A Support Reimbursement Agreement (solely with respect to amounts due from NFC thereunder), the B Support Letters of Credit or the B Support Letter of Credit Reimbursement Agreement (solely with respect to amounts due from NFC thereunder), as the case may be, and any other amounts and reasonable out-of-pocket costs and expenses due from NFC to any party under in connection with the Liquidity Agreement, the A Support Reimbursement Agreement (solely with respect to amounts due from NFC thereunder), the B Support Letters of Credit, the B Support Letter of Credit Reimbursement Agreement (solely with respect to amounts due from NFC thereunder), the Depositary Agreement, the Placement Agency Agreement, the Dealer Agreement or any other Related Document whether in respect of indemnities thereunder or otherwise; and

          Ninth, the payment of all other expenses of NFC referred to in clause Third above in excess of $250,000 per annum.

                                  ARTICLE III.

                AGENTS; REPRESENTATIONS, WARRANTIES AND COVENANTS

          SECTION 3.01. NFC and Other Agents. (a) With the delivery of this Collateral Agreement, NFC is furnishing to the Agent, and from time to time thereafter may furnish to the Agent, a certificate (the "NFC Incumbency Certificates) certifying the incumbency and specimen signatures of officers, employees, agents or representatives of NFC (the "NFC Agents") authorized to act, and to give instructions and notices, on behalf of NFC hereunder. Until the Agent receives a subsequent NFC Incumbency Certificate, the Agent shall be entitled to rely on the last such NFC Incumbency Certificate delivered to it for purposes of determining the authorized NFC Agents.

          (b) With the delivery of this Collateral Agreement, NFC shall cause the Depositary to furnish to the Agent, and from time to time thereafter may cause the Depositary to furnish to the Agent, a certificate (the "Depositary Incumbency Certificates) certifying as to the incumbency and specimen signatures of officers of the Depositary (the "Depositary Agents") authorized to act, and to give instructions and notices, on behalf of the Depositary hereunder. Until the Agent receives a subsequent Depositary Incumbency Certificate, the Agent shall be entitled to rely on the last such Depositary Incumbency Certificate delivered

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     to it for purposes of determining the authorized Depositary Agents.

          (c) With the delivery of this Collateral Agreement and from time to time thereafter, each of the 3 Support Credit Enhancers shall furnish to the Agent a certificate (each, a "B Support Credit Enhancer Incumbency Certificate") certifying as to the incumbency and specimen signatures of officers of each such Support Credit Enhancer (in each case, the "13 Support Credit Enhancer Agents") authorized to act, and to give instructions and notices, on behalf of each such B Support Credit Enhancer hereunder. Until the Agent receives a subsequent B Support Credit Enhancer Incumbency Certificate from a ~ Support Credit Enhancer, the Agent shall be entitled to rely on the last such B Support Credit Enhancer Incumbency Certificate delivered to it from such ~ Support Credit Enhancer for purposes of determining the AUTHORIZED B Support Credit Enhancer Agents for such B Support Credit Enhancer.

          (d) With the delivery of this Collateral Agreement and from time to time thereafter, the A Support Credit Enhancer shall furnish to the Agent a certificate (the "A Support Credit Enhancer Incumbency Certificate") certifying as to the incumbency and specimen signatures of officers of the A Support Credit Enhancer (the "A Support Credit Enhancer Agents") authorized to act, and to give instructions and notices, on behalf of the A Support Credit Enhancer hereunder. Until the Agent receives a subsequent A Support Credit Enhancer Incumbency Certificate, the Agent shall be entitled to rely on the last such A Support Credit Enhancer Incumbency Certificate delivered to it for purposes of determining the authorized A Support Credit Enhancer Agents.

          (e) With the delivery of this Collateral Agreement and from time to time thereafter, the Liquidity Agent shall furnish to the Agent a certificate (the "Liquidity Agent Incumbency Certificate") certifying as to the incumbency and specimen signatures of officers of the Liquidity Agent (the "L.A. Agents") authorized to act, and to give instructions and notices, on behalf of the Liquidity Agent hereunder. Until the Agent receives a subsequent Liquidity Agent Incumbency Certificate, the Agent shall be entitled to rely on the last such Liquidity Agent Incumbency CERTIFICATE delivered to it for purposes of determining the authorized L.A. Agents.

          SECTION 3.02. Representation and Warranties of NFC. NFC reaffirms and repeats its representations and warranties contained in the Liquidity Agreement, the A Support Reimbursement Agreement and the B Support Letter of Credit Reimbursement Agreement and agrees that the Secured Parties may rely on such representations and warranties as though set forth herein in full.

                                       -8-

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     SECTION 3.03. Additional Representations. Warranties and Covenants of NFC.
NFC hereby makes the following representations, warranties and covenants to the Agent, the Depositary, the Liquidity Agent, the Support Credit Enhancers, the Holders, the Liquidity Lenders, the Placement Agents and the Dealers:

          (a) All action necessary Concluding one filing of UCC-1 financing statements, the assignment of certain rights under the Repurchase Programs, the Vehicle Title Nominee Agreement and the GM Guaranty to the Master Collateral Agent, the execution and delivery of an assignment agreement, pursuant to which GMAC has assigned its Lien with respect to the Initial Vehicles to the Master Collateral Agent and the notation on the Vehicle certificates of title of the Master Collateral Agent's lien or the assignment of an existing lien) to protect and perfect the agent's security interest on behalf of the Secured Parties in the Assigned Collateral now in existence and hereafter acquired or created, the Cash Collateral Accounts and the Deposited Funds has been duly and effectively taken.

          (b) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing NFC as debtor covering all or any part of the Assigned Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by NFC in favor of the Agent pursuant to this Collateral Agreement.

          (c) This Collateral Agreement creates a valid and continuing Lien on the Assigned Collateral in favor of the Agent on behalf of the Secured Parties, which Lien is prior to all other Liens, except for Permitted Liens, and is enforceable as such as against creditors of and purchasers from NFC. All action necessary or desirable to protect and perfect such prior security interest has been duly taken.

          (d) NFC's principal place of business and chief executive office shall be at: 7700 France Avenue South, Minneapolis, Minnesota 55435 and the place where its records concerning the Assigned Collateral are kept is at 7700 France Avenue South, Minneapolis, Minnesota 55435. NFC will not change its name or such principal place of business or chief executive office or remove such records without 60 days prior written notice to the Agent.

          (e) At any time and from time to time, upon the written request of the Agent, and at the sole expense of NFC, NFC will promptly and duly execute and deliver any and all such further instruments and documents and take such

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     further action as the Agent may reasonably deem necessary in obtaining the full benefits of this Collateral Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby. NFC also hereby authorizes the Agent to file any such financing or continuation statement without the signature of NFC to the extent permitted by applicable law. If any amount payable under or in connection with any of the Assigned Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged (i) if subject to the Master Collateral Agency Agreement, to the Master Collateral Agent or (ii) if not subject to the Master Collateral Agency Agreement, to the agent hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Master Collateral Agent or Agent, as applicable, and delivered to the Master Collateral Agent or Agent, as applicable, promptly.

          (f) NFC will warrant and defend the Agent's right, title and interest in and to the Assigned Collateral and the income, distributions and proceeds thereof, for the benefit of the Secured Parties against the claims and demands of all Persons whomsoever.

          (g) All authorizations in this Collateral Agreement for the Agent to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Assigned Collateral are powers coupled with an interest and are irrevocable.

         SECTION 3.04. Representations and warranties of the Agent. The Agent hereby represents, warrants and covenants to the Secured Parties that this Collateral Agreement has been duly authorized, executed and delivered by the Agent and constitutes a legal, valid and binding obligation of the Agent, enforceable against the Agent in accordance with its terms, except as such enforceability may be subject to bankruptcy or insolvency laws, creditors' rights generally and general principles of equity.


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                                   ARTICLE IV.

                                   ASSIGNMENT

     SECTION 4.01. Assignment. (a) In order to Secure and provide for the payment and repayment of the NFC Obligations, NFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Agent, for the ratable benefit of the Agent, the Liquidity Lenders, the Liquidity Agent, the Support Credit Enhancers, the Depositary, the Placement Agents, the Dealers and the Holders of the Commercial Paper Notes (the foregoing being referred to as the "Secured Parties") as their respective interests appear, and hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of NFC's right, title and interest in and to all assets, property and interests in property (other than as specified below) whether now owned or hereafter acquired or created (all of the foregoing being referred to as the "Assigned Collateral" ), including without limitation, all of the following property and interests in property:

          (i) the NFC Agreements, including, without limitation, all monies due and to become due to NFC from National under or in connection with the NFC Agreements, whether payable as principal, interest, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the NFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of NFC against any other party under or with respect to the NFC Agreements (whether arising pursuant to the terms of such NFC Agreements or otherwise available to NFC at law or in equity), the right to enforce any of the NFC Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with. respect to the NFC Agreements or the obligations of any party thereunder; and

          (ii) all right, title and interest of NFC in, to and under any Repurchase Programs as they relate to Vehicles financed with the proceeds of Loans and all monies due and to become due in respect of such Vehicles from the Manufacturers under or in connection with the Repurchase Programs (other than Excluded Payments) whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Programs or otherwise and all rights to compel performance and otherwise exercise remedies thereunder; and



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               (iii) all right, title and interest of NFC in, to and under the
          Vehicle Title Nominee Agreement as it relates to vehicles financed with the proceeds of Loans; and

               (iv) all right, title and interest of NFC in, to and under the GM Guaranty as it relates to Vehicles financed with the proceeds of Loans; and

               (v) all other right, title and interest of NFC in, to and under the Master Collateral Agency Agreement, including, without limitation, the portion of the Master Collateral for which NFC is designated as a Financing Source and the Agent is designated as a Beneficiary thereunder; and

               (vi) all additional property that may from time to time hereafter be subjected to the grant and pledge hereof by NFC or by anyone on its behalf; and

               (vii) all property assigned to the Agent pursuant to Section 5.02 hereof, including the Accounts, the Cash Collateral Accounts and the Deposited Funds; and

               (viii) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Master Collateral Agent or the Agent is the loss payee thereof) or Vehicle warranties and cash; Provided that in no event shall any of the foregoing include any right, title or interest in the Fleet Finance Agreement and payments thereunder.

Notwithstanding the foregoing, upon the disbursement by the Agent of any amount distributable to NFC in accordance with the terms of Section 2.01 or 5.02(b) for the payment of NFC's operating and ordinary course expenses, the security interest in such amount granted in favor of the Agent shall be released.

     (b) Notwithstanding the assignment and security interest so granted to the Agent, NFC shall nevertheless be permitted, subject to the Agent's right to revoke such permission in the event of an Amortization Event (other than a Scheduled Amortization Event) or a Liquidation Event of Default and the provisions of Section 4.03 hereof, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given in the normal course of business (which does not include waivers of defaults under any of the NFC Agreements or revocation of powers of attorney to National) to National by NFC by the specific terms of the Loan Agreement or to any other obliger under the Assigned Collateral, and the assignment of the Assigned Collateral to the Agent shall not (i) relieve NFC from the performance of any term, covenant, condition or agreement on NFC's part to be performed or observed


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


under or in connection with any of the NFC Agreements or from any liability to National, the Master Collateral Agent or the Manufacturers, as the case may be, or (ii) impose any obligation on any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on NFC's part to be so performed or observed or impose any liability on any of the Secured Parties for any act or omission on the part of NFC or from any breach of any representation or warranty on the part of NFC. NFC hereby agrees to indemnify and hold harmless each Secured Party from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the assignment granted hereby by virtue of any act or omission on the part of NFC including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) incurred by any of the secured parties in enforcing this Collateral Agreement or preserving any of their respective rights to, or realizing upon, any of the Assigned Collateral.

     SECTION 4.02. Application of Assigned Collateral and Deposited Funds. NFC hereby acknowledges and agrees that, until this Collateral Agreement is terminated, NFC shall, and the Agent is authorized to, cause (i) all monies, instruments, cash and other proceeds due and to become due to NFC or the Agent under or in connection with the Master Collateral for which NFC and the Support Credit Enhancers are designated as Financing Sources and the Agent, Support Credit Enhancers are designated as Beneficiaries under the Master Collateral Agency Agreement (including, without limitation, amounts due from Manufacturers under their Repurchase Programs but excluding amounts representing the proceeds from sales of Vehicles by National at auction to third parties other than the Manufacturers, warranty payments and insurance proceeds) to be paid directly to the Master Collateral Agent for deposit into the Master Collateral Account; (ii) amounts representing the proceeds from sales of Vehicles by National at auction to third parties other than the Manufacturers to be deposited by National within two Business Days of its receipt thereof into the Master Collateral Account; and
(iii) all Loan payments made by National under the Loan Agreement to be made directly to the Agent for deposit into the Collateral Account (and, in each case, NFC represents to the Secured Parties that it has instructed National and the Manufacturers, as applicable, to so remit such amounts). Upon the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, insurance proceeds will be deposited in the Master Collateral Account within two Business Days of their receipt by National; provided, however, upon the delivery of an Officer's Certificate of National to the Agent (upon which it may conclusively rely) certifying (i) that a Vehicle for which insurance proceeds have been received in the

Collateral Account has been repaired and (ii) as to the dollar amount of such repairs, the Agent shall release to National insurance proceeds in such dollar amount (to the extent not previously applied hereunder). NFC agrees that if any such monies, instruments, cash or other proceeds shall be received by NFC in an account other than the Master Collateral Account or the Collateral Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by NFC with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by NFC for, and immediately paid over to, but in any event within two Business Days from receipt, the Agent or the Master Collateral Agent, as applicable, with any necessary endorsement. Provided that the Collateral Account or any funds on deposit in, or otherwise to the credit of, the Collateral Account are not then subject to any writ, order, judgment, warrant of attachment, execution OR similar process, all monies, instruments, cash and other proceeds received by the Agent pursuant to this Article IV shall be immediately deposited in the Collateral Account, and, unless and until an amortization event or loan event of Default shall have occurred and be continuing, shall be applied as provided in
Section 5.02(b) hereof. All monies, instruments, cash and other proceeds held or deposited in the Collateral Account after the occurrence and during the continuance of an Amortization Event or Loan Event of Default, and all monies, instruments, cash and other proceeds received by the Agent pursuant to this
Article IV while the Collateral Account or any funds on deposit in, or otherwise to the credit of, the Collateral Account are subject to any writ, order, judgment, warrant of attachment, execution or similar process, shall be applied by the Agent (to the extent permitted by law) to the payment or repayment in full of all outstanding NFC Obligations, in the appropriate order of priority specified in Section 2.01 of this Collateral Agreement. Notwithstanding the foregoing, to the extent that the aggregate amount of proceeds relating to any Vehicle it received in the Collateral Account exceeds the Termination Value of such Vehicle, the Collateral Agent shall, upon the written direction of NFC (on which it may conclusively rely), release such excess (to the extent not previously applied hereunder) to National within two Business Days after the receipt of written instructions from the Servicer referred to in Section 2.5(b) of the Master Collateral Agency Agreement.

         SECTION 4.03. Performance of Agreement. (a) Upon the occurrence of a Liquidation Event of Default, promptly following a request from the Agent to do so and at NFC's own expense, NFC agrees to take all such lawful action and as permitted under this Collateral Agreement as the Agent may reasonably request to compel or secure the performance and observance by National or by any other party to any NFC Agreement or any other Related Document of its obligations to NFC in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to NFC to the extent and in the manner reasonably directed by the Agent, including, without limitation, the transmission of notices of default and the giving of directions, or the institution of legal or administrative actions or proceedings to compel or secure performance by National (or such party to any NFC Agreement or any other Related Document), of their respective obligations thereunder; provided, however, that if NFC shall have failed, within 15 Business Days of receiving the direction by the Agent, to accomplish such directions of the Agent, the Agent may, but shall not be obligated to, take such previously directed action (and any related action as permitted under this Collateral Agreement thereafter determined by the Agent to be appropriate without the need under this provision or any other provision hereunder to direct NFC to take such action) on behalf of NFC and the secured parties. Upon the occurrence of a liquidation event of Default, the Agent may, and upon written direction from the Required Liquidity Providers shall, take all lawful action at NFC's expense (for reasonable costs and expenses), to exercise any and all rights, remedies, powers and privileges lawfully available to the Agent to the extent and in the manner directed by the Required Liquidity Providers or, in the absence of such direction, by the Agent itself, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by National, NFC or any obliger with respect to the Assigned Collateral (including, without limitation, any Manufacturer under a Repurchase Program), including, without limitation, the giving of directions to the Master Collateral Agent to exercise rights and remedies under the Master Collateral Agency Agreement with respect to the Master Collateral for which the Agent and the Support Credit Enhancers are designated as Beneficiaries and to exercise any other remedies available to a secured party.

         Subject to Section 4.01(b), NFC further agrees that it will not, without the prior written consent of the Agent, exercise any right, remedy, power or privilege available to it with respect to any obligor under the Assigned Collateral (other than Old National or the A Support Credit Enhancer under the Vehicle Title Nominee Agreement or the GM Guaranty, respectively), take any action to compel or secure performance or observance by any obligor of its obligations to NFC (other than Old National or the A Support Credit Enhancer under the Vehicle Title Nominee Agreement or the GM Guaranty, respectively), or give any consent, request, notice, direction, approval, extension or waiver with respect to any obligor (other than Old National or the A Support Credit Enhancer under the Vehicle Title Nominee Agreement or the GM Guaranty, respectively).

     In the event of a Liquidation Event of Default, the Required Liquidity Providers shall be deemed to have directed that the Agent, NFC, the Master Collateral Agent and National return each Vehicle to the related Manufacturer under the related Repurchase Program at the end of the minimum holding period (if any) for such Vehicle under the related Repurchase Program, unless the Required Liquidity Providers specifically waive such direction in writing.

     (b) Unless otherwise specifically directed by the Required Liquidity Providers in writing, in the event that there has occurred a Manufacturer Default, and the Agent shall have received written notice thereof from any Secured Party, the Agent agrees at NFC's expense to direct the Master Collateral Agent to sell any and all Vehicles covered by the related Repurchase Program of such Manufacturer for the highest purchase price offered at a PUBLIC OR PRIVATE SALE AND, PROMPTLY UPON RECEIPT, to deposit the proceeds of such sale into the Collateral Account for application in accordance with Section 5.02(b) or 2.01, as applicable.

     SECTION 4.04. Amendments; Waivers; Declaration of Default. Without intending in any manner to derogate from the absolute nature of the assignment granted to the Agent by this Collateral Agreement or the rights of the Agent hereunder, NFC agrees that it will not, without giving prior written notice to the Rating Agencies, the Placement Agents and the Dealers and without the prior written consent of the Required Liquidity Providers and the Agent (to the extent the rights or duties of the Agent are affected thereby), amend, modify, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination or surrender of, the terms of any Assigned Collateral, or waive timely performance or observance by any obligor of its obligations under the Assigned Collateral, or any default on the part of any obliger under the Assigned Collateral; provided, however, that NFC may amend the terms of any Assigned Collateral if such amendment is effected only to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under such Assigned Collateral which shall not be inconsistent with the provisions of such Assigned Collateral; provided, such action pursuant to this clause shall not adversely affect the interests of a Secured Party in any material respect. NFC will not agree to any such amendment, waiver or other change (with respect to a Repurchase Program, only to the extent any consent of NFC is solicited or required by the Manufacturer or any assignor of such Repurchase Program), (i) if such amendment, waiver or other change would materially adversely affect the rights of the Holders of the Commercial Paper Notes or (ii) if the Agent shall not have received written confirmation of the Rating Agencies that such amendment, waiver or other change will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by the Rating Agencies. If any such amendment, modification, supplement or waiver shall be so consented to by the Agent (to the extent required), the Required Liquidity Providers, NFC agrees, promptly following a request by the Agent or the Liquidity Agent to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as any of them may deem necessary or appropriate in the circumstances. No consent by the Agent or any other Secured Party to any such amendment, modification, supplement or waiver shall be deemed to be a determination by the Agent that such amendment, modification, supplement or waiver will not adversely affect the rights of any Holder of Commercial Paper Notes.

     Upon the occurrence of a Loan Event of Default, the Agent, upon direction by the Required Liquidity Providers, shall direct NFC to declare that the Loan Commitments are terminated and, if no Commercial Paper Notes are then outstanding, the Loan Note immediately due and payable.

     SECTION 4.05. Notice of Default. Promptly upon becoming aware thereof, NFC agrees to give the Liquidity Agent, the Liquidity Lenders, the Support Credit Enhancers, the Depositary, the Placement Agents, the Dealers, the Agent, the Master Collateral Agent and each Rating Agency prompt written notice (and in no case more the-. two days after NFC has actual knowledge thereof) of each default on the part of National of its obligations under the Loan Agreement or of any Manufacturer under any Repurchase Program that comes to NFC's attention.

                                   ARTICLE V.

                  COLLATERAL ACCOUNT, LIQUIDITY LENDER ACCOUNT,
                           AND CREDIT ENHANCER ACCOUNT

     SECTION 5.01. Establishment of Collateral Account. etc. For purposes of the Liquidity Agreement, the A Support Reimbursement Agreement, the B Support Letter of Credit Reimbursement Agreement and the Depositary Agreement, the Agent shall at all times during the term of this Collateral Agreement maintain at a U.S. branch or agency of Credit Suisse (i) a demand deposit account for the benefit of the Secured Parties (said account being herein called the "Collateral Accounts and being identified as Account No. 360821-03), (ii) a demand deposit account for the benefit of the Secured Parties (said account being herein called the "Termination Advance Account" and being identified as Account No.
360821-05) and (iii) a demand deposit
account for the Liquidity Lenders and the Liquidity Agent (said account being herein called the "Liquidity Lender Account" and being identified as Account
No. 36-0821-02), the operation of each of which shall be governed by this
Article V (the Collateral Account, the Termination Advance Account and the Liquidity Lender Account are collectively referred to herein as the "Accounts" ); provided, however, if at any time the short-term credit rating of the Agent from S&P and Moody's shall be reduced below A-1 or P-1, respectively, the Agent shall, within 30 days of such reduction, convert each of the Accounts to a segregated trust account in the corporate trust department of a financial institution.

     It is understood and agreed by NFC and the Secured Parties that on any Business Day there shall be deposited in the Collateral Account the following monies, instruments, cash and proceeds received by the Agent or NFC at any time and from time to time: (a) from the Depositary from the sale of Commercial Paper Notes, (b) from the Master Collateral Agent pursuant to the Master Collateral Agency Agreement, (c) from National under the Loan Agreement, (d) from the sale of Vehicles in accordance with Section 4.03(b) hereof, (e) any other proceeds of the Assigned Collateral, (f) from the Fronting Credit Enhancers as LOC Liquidity Disbursements, (g) from the Fronting Credit Enhancers as LOC Credit Disbursements, (h) from the Cash Collateral Accounts pursuant to Section 5.09 and (i) any and all monies at any time and from time to time received on behalf of NFC, and required by the terms of this Collateral Agreement, the Loan Agreement, the Master Collateral Agency Agreement, the Repurchase Programs or any other Related Document to be deposited in the Collateral Account.

     It is further understood and agreed by NFC and the Secured Parties that there shall be deposited in the Termination Advance Account the monies, instruments, cash and proceeds received by the Agent or NFC at any time and from time to time from any Liquidity Lender pursuant to Section 3.6.4 of the Liquidity Agreement.

     It is further understood and agreed by NFC and the Secured Parties that there shall be deposited in the Liquidity Lender Account or the Commercial Paper Account the following monies, instruments, cash and proceeds received by the Agent or NFC at any time and from time to time: (a) from any Liquidity Lender pursuant to Section 3.6.1, 3.6.2 or 3.6.3 of the Liquidity Agreement and (b) any and all monies at any time and from time to time received on behalf of NFC, and required by the terms of this Collateral Agreement, the Liquidity Agreement or any other Related Document to be deposited in the Liquidity Lender Account or the Commercial Paper Account.

     All monies, instruments, cash and proceeds deposited at any time and from time to time in any and all of the Accounts and the Cash Collateral Accounts (other than amounts on deposit in the Cash Collateral Accounts constituting earnings on investments or interest on withdrawals and any amounts in excess of the Required Enhancement Amount that are to be released pursuant to Section 5.09(b)) are referred to as "Deposited Funds"; provided that Deposited Funds in the Cash Collateral Accounts may only be used for the purposes provided in
Section 5.09 and the Deposited Funds in the Termination Advance Account may only be used to make payments pursuant to clause Second of Section 2.01 or Section 5.02(b)(i) hereof. Subject to Section 5.09, Deposited Funds may, at NFC's discretion upon NFC's written direction and at NFC's expense, be invested in Eligible Investments; provided that if an Amortization Event (other than a Scheduled Amortization Event) or Loan Event of Default shall have occurred and be continuing or any NFC Obligations then due shall be unpaid, NFC's rights to invest shall terminate and the Agent shall have the right (but not the obligation) to invest funds at NFC's expense in Eligible Investments.

     In addition, NFC agrees that it will not, and will not permit any Person on behalf of NFC to, issue Commercial Paper Notes after NFC has received notice that any of the Accounts, the Cash Collateral Accounts or the Commercial Paper Account is subject to any stay, writ, judgment, warrant of attachment, execution or other similar process; provided that if any such writ, order, judgment, warrant of attachment, execution or other similar process is removed or dismissed, NFC may recommence issuing, and permitting any Person on behalf of NFC to issue, Commercial Paper Notes.

     SECTION 5.02. Assignment of Accounts. etc. (a) In order to secure and provide for the repayment and payment of the NFC Obligations, NFC hereby assigns, pledges, grants, transfers and sets over to the Agent, for the benefit of the Secured Parties, all of NFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired): (I) THE ACCOUNTS AND the Cash Collateral Accounts and all claims of NFC in and to the Accounts and the Cash Collateral Accounts, (ii) the Deposited Funds and all claims of NFC in and to the Deposited Funds, (iii) all certificates and instruments, if any, representing or evidencing any or all of the Accounts or the Cash Collateral Accounts, (iv) all interest, dividends, cash, instruments and other property from time to time, received, receivable or otherwise distributed in respect of or in exchange for any or all of the Accounts or the Cash Collateral Accounts, the Deposited Funds or the Eligible Investments and all claims of NFC therein and thereto, (v) all Eligible Investments made at any time and from time to time with the moneys in any and all of the Accounts or the Cash Collateral

Accounts and all claims of NFC therein and thereto and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash. Throughout the term of this Collateral Agreement, the Agent shall be a pledges in possession of the Deposited Funds and shall have the sole and exclusive right to withdraw or order a transfer of Deposited Funds from the Accounts or the Cash Collateral Accounts subject to the provisions of the next succeeding paragraph, and NFC hereby appoints the Agent the true and lawful attorney of NFC, with full power of substitution, for the purpose of making any such withdrawal or ordering any such transfer of Deposited Funds from any of the Accounts and from the Cash Collateral Accounts, which appointment is coupled with an interest and is irrevocable.

     (b) So long as no Amortization Event or Loan Event of Default shall have occurred and then be continuing, NFC, with respect to clauses (ii) and (iv) through (viii) below, and the Depositary with respect to clause (i) below, and the Liquidity Agent, on behalf of the Liquidity Lenders, with respect to clause
(iii) below, shall have the right to instruct the Agent to withdraw or allocate and retain, or order the transfer of, Deposited Funds from any of the Accounts (subject to the penultimate paragraph of Section 5.01 with respect to the Termination Advance Account), from time to time as necessary, for the following purposes in the following priority:

          (i) the payment of all Indebtedness, at any time and from time to time due from NFC to the Holders of the Outstanding Commercial Paper Notes issued pursuant to and in accordance with the Depositary Agreement;

          (ii) the payment of all (a) operating and ordinary course expenses of NFC up to an aggregate amount equal to $250,000 per annum and (b) fees and expenses at any time and from time to time due to the Depositary pursuant to Section 8(a) of the Depositary Agreement or due to the Agent hereunder to the extent no Borrowing Base Deficiency results;

          (iii) the payment of all amounts at any time and from time to time notified by the Liquidity Agent to the Agent pursuant to Section 3.6.6 of the Liquidity Agreement;

          (iv) first, the payment, pro rata, of all principal Indebtedness (including Commitment Termination Date Liquidity Advances) at any time and from time to time due (in the case of a Commitment Termination Date Liquidity Advance, such Advance will be deemed to be due for purposes of this Section 5.02(b)(iv) on the date such Advance is made) from NFC (a) to the Liquidity Lenders in connection with the Liquidity Advances made pursuant to the Liquidity

Agreement, (b) to the A Support Credit Enhancer in connection with A Support Liquidity Disbursements made pursuant to the A Letter of Credit Reimbursement Agreement, (c) to the Cash Reserve Account in connection with Cash Reserve Support Liquidity Disbursements made pursuant to the B Letter of Credit Reimbursement Agreement, (d) to the B Support Credit Enhancers in connection with B Support LOC Liquidity Disbursements made under the B Support Letters of Credit and, (e) if applicable, to the Cash Collateral Accounts in connection with moneys withdrawn from such Accounts to fund any LOC Liquidity Disbursements, together with all amounts payable in respect of interest on any of the foregoing; and second, the payment, pro rata, of the NFC Reimbursement Share of any A Support Termination Disbursement, A Support Event of Default Disbursement or B Support LOC Termination Disbursement, together with all amounts payable in respect of interest on any of the foregoing;

     (v) to the extent no Borrowing Base Deficiency results therefrom, the payment, pro rata, of all other Indebtedness (including, but not limited to, fees, reimbursements, indemnities, taxes and increased costs, but excluding amounts referenced in clause (vi) below) at any time and from time to time due and owing to the Liquidity Lenders, the Liquidity Agent, the A Support Credit Enhancer (solely with respect to amounts due from NFC under the A Support Reimbursement Agreement), the B Support Credit Enhancers (solely with respect to amounts due from NFC under the B Support Letter of Credit Reimbursement Agreement) and the Agent and for the payment, pro rata, of any other amounts (excluding those referenced in clause (vi) below) at any time and from time to time due from NFC to any of them under or in respect of the Liquidity Agreement, the A Support Reimbursement Agreement, the B Support Letters of Credit, the B Support Letter of Credit Reimbursement Agreement and this Collateral Agreement, together with all amounts due from NFC in respect of interest thereon, and the payment, pro rata, of all indemnities at any time and from time to time due from NFC hereunder to the liquidity Lenders and the Support Credit Enhancers, it being understood that amounts payable under this clause (v) shall relate exclusively to costs and expenses incurred in or in connection with this Collateral Agreement, the procurement and handling of funds and the making of such funds available to or for the account or benefit of NFC and shall not include amounts payable in connection with general indemnity claims relating to the use by NFC, the A Credit Enhancer or the B Credit Enhancers of the proceeds of such financial accommodations (other than, in the event such actions give rise to breakage costs, any action in the nature of a prepayment by NFC) or actions taken or omitted to be taken by NFC under the Related Documents and not directly related to the procurement of funds, all of which shall be covered by clause (vi) below;

          (vi) to the extent no Borrowing Base Deficiency results therefrom, the repayment, pro rata, of all reasonable amounts advanced or expended by the Agent, the Liquidity Agent, any Liquidity Lender or the Support Credit Enhancers hereunder or in connection with the Liquidity Agreement, the A Support Reimbursement Agreement (solely with respect to amounts due from NFC thereunder), the B Support Letters of Credit or the B Support Letter of Credit Reimbursement Agreement (solely with respect to amounts due from NFC under the B Support Letter of Credit Reimbursement Agreement), as the case may be, and any other amounts and reasonable out-of-pocket costs and expenses due from NFC to any Secured Party under or in connection with this Collateral Agreement, the Liquidity Agreement, the A Support Reimbursement Agreement (solely with respect to amounts due from NFC thereunder), the B Support Letters of Credit, the B Support Letter of Credit Reimbursement Agreement (solely with respect to amounts due from NFC thereunder), the Depositary Agreement, the Placement Agency Agreement or the Dealer Agreement whether in respect of indemnities thereunder or otherwise;

          (vii) to the extent no Borrowing Base Deficiency results therefrom, the payment of all other expenses of NFC in excess of the amounts paid under clause (ii) above;

          (viii) the making of new Loans by NFC under the Loan Agreement for the purchase or financing by National of additional Vehicles of the Manufacturers; and

          (ix) the balance of such Deposited Funds shall be retained in the appropriate Account and invested pursuant to Section 5.04 in Eligible Investments.

     (c) The Agent shall apply moneys as provided in Section 5.02(b) promptly upon receipt of written or telephonic instructions from an NFC Agent or, with respect to clause (b)(i) above, a Depositary Agent, or with respect to clause
(b)(iii) above, the Liquidity Agent. Any telephonic instructions shall be promptly confirmed in writing. The Agent shall make the required withdrawals and transfers on the same day provided that it shall have received instructions prior to 3:00 p.m. (New York City time) on such day. Absent manifest error, the Agent shall have no responsibility for verifying that moneys being transferred pursuant to this Section 5.02 are in the proper amounts or that any conditions to such transfers are complied with. All instructions furnished to the Agent pursuant to this Section

5.02(c) or 5.03 shall specify the account to which moneys are to be transferred; provided that moneys payable to any Liquidity Lender shall be transferred to the Liquidity Agent for distribution to such Liquidity Lender.

     (d) The Agent shall, with the cooperation of the Depositary, the Liquidity Agent and the Support Credit Enhancers monitor the amount of Commercial Paper Notes Outstanding, Liquidity Advances Outstanding, Support LOC Liquidity Disbursements Outstanding and the current Borrowing Base, and determine whether or not a Borrowing Base Deficiency exists on any Business Day. In this regard, NFC hereby agrees to provide the Agent, on the twentieth day of each month, a statement reflecting the Borrowing Base (as of the close of business on the last day of the immediately preceding Related Month), which statement shall be certified by the chief financial officer of NFC. NFC shall provide copies of such monthly statement to each Rating Agency, the Placement Agents and the Dealers. Upon each occasion that NFC delivers a Borrowing Base Certificate to the Liquidity Agent in accordance with the Liquidity Agreement, NFC shall provide a copy of such Certificate to the Agent hereunder. The Agent may conclusively rely on such certified statement or certificate at all times from and after the issuance thereof until issuance of a new such certified statement or certificate, without any obligation on the part of the Agent to confirm the truth, accuracy or completeness of such certified statement or certificate and without any obligation on the part of the Agent to undertake any other inquiry with respect thereto. The Agent may at any time request that NFC, and NFC thereafter shall, provide the Agent with a statement as to the Borrowing Base upon each LOC Liquidity Disbursement. Upon each occasion that NFC delivers information relating to the Borrowing Base to the Depositary in accordance with
Section 3(a) of the Depositary Agreement, NFC shall provide a copy of the notice containing such information to the Agent hereunder. NFC agrees to notify the Agent promptly, and in any event within one Business Day, upon its obtaining knowledge of the existence of any Borrowing Base Deficiency.

     (e) The Agent shall from time to time, but at least monthly, provide NFC with statements of account relating to the Accounts and the Cash Collateral Accounts in accordance with the Agent's customary practices and in a form reasonably satisfactory to the Agent and NFC.

     (f) Upon the occurrence and during the continuance of an Amortization Event or a Loan Event of Default, all rights of NFC to request the Agent to withdraw or order the transfer of Deposited Funds from the Accounts or the Cash Collateral Accounts shall cease, and the Agent, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Required Liquidity Providers shall (subject to
Section 7.01 hereof), at any time and from time to time, to appropriate and apply the Deposited Funds then, or at any time thereafter, on deposit in the Accounts or the Cash Collateral Accounts to the payment or prepayment in full of all outstanding NFC Obligations, whether or not then due, in the order of priority specified in Section 2.01 hereof (or in the case of the Cash Collateral Accounts, in accordance with Section 5.09). The Agent shall make all payments with respect to Commercial Paper Notes Outstanding pursuant to clause Second of
Section 2.01 to the Depositary for application to the pro rata payment, in accordance with their terms and subject to the provisions of the Depositary Agreement, of the face amount of matured and unmatured Commercial Paper Notes, whether or not such Commercial Paper Notes have been presented to the Depositary for payment.

     SECTION 5.03. Application of Deposited Funds and Assigned Collateral. For purposes of determining the payment to be made to any Person of any Assigned Collateral and Deposited Funds pursuant to Sections 2.01 and 5.02 hereof, the Agent may rely on certificates or statements furnished to or by it in accordance with the provisions of this Section 5.03; Provided, however, to the extent that the Agent has previously received telephonic or written instructions with respect to determining the payment to be made to any Person of any Assigned Collateral and Deposited Funds pursuant to Section 5.02(c), the Agent may conclusively rely on such previously received instructions. For purposes of determining the application to be made of Deposited Funds and any Assigned Collateral to any Holder pursuant to clause Second of Section 2.01 and clause
(i) of Section 5,02(b) or to the Depositary pursuant to subclause (b) of clause Third, clause Eighth of Section 2.01 or Section 5.02 (b)(ii)(b), the Agent may rely exclusively upon a certificate or other statement (a copy of which shall at the same time also be provided to NFC) of the Depositary as to the amount then owing to such Holder. For purposes of determining the application to be made of Deposited Funds and any assigned collateral to any Liquidity Lender, the Liquidity Agent, the A Support Credit Enhancer or the L Support Credit Enhancers, as the case may be, pursuant to clause Fourth, Fifth, Sixth or Eighth of Section 2.01 hereof (and the corresponding provisions under Section 5.02(b)), the Agent may rely exclusively upon a certificate or other statement (a copy of which shall at the same time also be provided to NFC) of the Liquidity Agent (with respect to amounts owing to it or any Liquidity Lender), an A Support Credit Enhancer Agent or a Support Credit Enhancer Agent, as the case may be, as to the amount then owing to any such Liquidity Lender, the Liquidity Agent, or Support Credit Enhancer, as the case may be. Any application to be made of Deposited Funds and Assigned Collateral to the Agent pursuant to clause First or Seventh of Section 2.01 hereof (and the corresponding provisions under Section 5.02(b)) may be made upon the Agent's own certificate or statement delivered to NFC, the Liquidity Agent and the Support Credit Enhancers, setting forth in reasonable detail the nature of the Agent's claim and the amount owing to the Agent on account thereof. For purposes of determining the application to be made of Deposited Funds and Assigned Collateral to NFC pursuant to clause Third or Ninth of Section 2.01 or the corresponding provisions under Section 5.02(b) hereof or to any Placement Agent, Dealer or any other Person (other than any party hereto or any Liquidity Lender) pursuant to clause Eight of Section 2.01 or the corresponding provisions under Section 5.02(b) hereof, the Agent may rely conclusively upon a certificate or other statement of NFC as to the amount then owing to NFC or such other party. The Agent SHALL NOT be liable for any application of the Deposited Funds in accordance with any certificate or direction delivered pursuant to this Section 5.03 or 5.02(c); provided, however, that no application of the Deposited Funds and Assigned Collateral in accordance with any certificate or statement delivered pursuant to this Section 5.03 or 5.02(c) shall be deemed to restrict or limit the right of the Agent, NFC, the Support Credit Enhancers, the Liquidity Agent, the Depositary, any Liquidity Lender, any Placement Agent of any Dealer to contest with the purported obligee its respective rights in respect of the amount set forth in such certificate or statement.

     SECTION 5.04. Eligible Investments. So long as no Amortization Event (other than a Scheduled Amortization Event) or Loan Event of Default shall have occurred and be continuing and all NFC Obligations due and owing by NFC have been paid, monies held in the Accounts shall be invested daily, and the proceeds of investments shall be reinvested daily, by the Agent in overnight Eligible Investments pursuant to the written direction of NFC and, in all other cases, such monies and proceeds shall be invested daily and reinvested daily by the Agent in accordance with the direction of the Liquidity Agent. The Agent shall direct the investment of monies held in the Cash Collateral Accounts in overnight Eligible Investments (or, Eligible Investments having longer maturities if (i) the A Support Credit Enhancer has consented thereto in the case of the Cash Collateral Account A (or National has consented, if the A Support Credit Enhancer has been fully reimbursed), (ii) the B Support Credit Enhancers have consented thereto in the case of the Cash Collateral Account B (or National has consented, if the B Support Credit Enhancers have been fully reimbursed), (iii) National has consented thereto in the case of the Cash Collateral Account C and (iv) the Agent shall have received written confirmation of the Rating Agencies that Eligible Investments having such longer maturities will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by the Rating Agencies) at the direction of the A Support Credit Enhancer with respect to the Cash Collateral Account A (or National, to the extent of any funds on deposit therein not attributable to an unreimbursed A Support Termination Disbursement or an unreimbursed A Support Event of Default Disbursement), the B Support Credit Enhancers with respect to the Cash Collateral Account B (or National, to the extent of any funds on deposit therein not attributable to an unreimbursed 8 Support Termination Disbursement) or National with respect to the Cash Collateral Account C; Provided, however, that so long as an Amortization Event (other than a Scheduled Amortization Event) or a Loan Event of Default shall have occurred and be continuing, the Agent shall direct the investment of such monies (other than monies as to which the applicable Support Credit Enhancer (or National, if such Support Credit Enhancer has been fully reimbursed) directs investment pursuant to Section 2 3 of the A Support Reimbursement Agreement or the B SUPPORT Letter of Credit Reimbursement Agreement, as applicable) only in accordance with the direction of the Liquidity Agent. The Agent shall not be responsible or liable for any loss resulting from the investment performance of any investment or reinvestment of monies held in the Accounts, the Cash Collateral Accounts or any other account maintained by the Agent for the purposes of this Collateral Agreement or in Eligible Investments or from the sale or liquidation of any Eligible Investments in accordance with this Collateral Agreement. All Eligible Investments shall be made in the name of, and shall be payable to, the Agent, and all investment costs and expenses shall be reimbursed to the Agent by NFC.

     SECTION 5.05. Credit Demand. (a) On or prior to the Business Day preceding each Payment Date, NFC shall provide the Agent with a copy of the monthly statement provided to NFC by National pursuant to Section 9.7(iv) of the Loan Agreement. The Agent shall be entitled to rely on such monthly statement as evidence of the amount of payments with respect to Loans due on such Payment Date. The Agent shall calculate as of 11:00 a.m. (New York City time) on each Payment Date the Credit Payment Deficit, if any, on such Payment Date.

     (b) So long as the A Letter of Credit shall not have been terminated on any Business Day that a Credit Payment Deficit exists, the Agent shall, by 12:00 noon (New York City time) on the same Business Day, draw on the A Letter of Credit in an amount equal TO THE LESSER OF (i) such Credit Payment Deficit and
(ii) the full amount available to be drawn under the A Letter of Credit on such Business Day by presenting a draft accompanied by a Certificate of A Credit Demand in the form of Annex A to the A Letter of Credit. The Agent shall promptly notify each Rating

Agency in writing of the occurrence of any such draw on the A Letter of Credit.

     (c) To the extent the Credit Payment Deficit exceeds the A Letter of Credit Amount and A Liquidity Disbursements are Outstanding, the Agent shall effect an A Conversion in accordance with the provisions of Section 5.09.

     (d) If and only if, on any such Business Day that a Credit Payment Deficit exists, the amount available to be drawn under the A Letter of Credit and the amount of an A Conversion is less than such Credit Payment Deficit (such deficiency is referred to as a "B Credit Draw Amount") and the B Letter of Credit shall not have been terminated, the Agent shall, by 12:00 noon (New York City time) on the same Business Day, draw on the B Letter of Credit in an amount equal to the lesser of (i) such B Credit Draw Amount and (ii) the full amount available to be drawn under the B Letter of Credit on such Business Day by presenting a draft accompanied by a Certificate of B Credit Demand in the form of Annex A to the B Letter of Credit. The Agent shall promptly notify each Rating Agency in writing of the occurrence of any such draw on the B Letter of Credit.

     SECTION 5.06. Liquidity Demand: Commitment Termination Demand: Reductions.
(a) Upon receipt by the Agent on or prior to 11:15 a.m. (New York City time) of a written notice from the Depositary notifying the Agent of the existence and amount of a Commercial Paper Deficit and instructing the Agent to deliver a Borrowing Request, the Agent shall, by 11:30 a.m. (New York City time) on the date of such notice (or, in the case of any notice given to the Agent after 11:15 a.m. (New York City time), by 11:30 a.m. (New York City time) on the next following Business Day), deliver a Borrowing Request in the form of Exhibit C to the Liquidity Agreement to the Liquidity Agent for a Borrowing in the aggregate in the amount of such Commercial Paper Deficit; provided that if on the date any Borrowing Request is to be delivered by the Agent, Deposited Funds are available in the Termination Advance Account, the Agent shall immediately transfer to the Commercial Paper Account such Deposited Funds (up to the amount of the relevant Commercial Paper Deficit) and reduce the amount demanded in the Borrowing Request by the amount of the Deposited Funds so transferred.

     (b) So long as the A Letter of Credit shall not have been terminated, upon receipt by the Agent on or prior to 11:30 a.m. (New York City time) of a written notice from the Depositary notifying the Agent of the existence and amount of an A Liquidity Deficiency and directing the Agent to make a draw under the A Letter of Credit, the Agent shall, by 12:00 noon (New York City time) on the date of such notice (or, in the case of any notice given to the Agent after 11:30 a.m. (New York City time), by

12:00 noon (New York City time) on the next following Business Day), draw on the A Letter of Credit in an amount equal to the lesser of (i) such A Liquidity Deficiency and (ii) the full amount available to be drawn under the A Letter of Credit on such date by presenting a draft accompanied by a Certificate of A Liquidity Demand in the form of Annex B to the A Letter of Credit. No such draw under the A Letter of Credit shall be made unless as of the date of such draw and after giving effect to all Liquidity Advances made on such date under the Liquidity Agreement, the Liquidity Agent shall notify the Agent by telephone (promptly confirmed in writing) that the Aggregate Liquidity Commitment is fully drawn under the Liquidity Agreement or is not available for reasons other than a failure to meet conditions precedent.

          (c) If and only if, upon receipt by the Agent on any date of the notice of the existence and amount of an A Liquidity Deficiency as set forth in
Section 5.06(b) above, the amount available to be drawn under the A Letter of Credit is less than such A Liquidity Deficiency (such deficiency is referred to as a "B Liquidity Draw Amount") and the B Letter of Credit shall not have been terminated, the Agent shall, by 11:30 a.m. (New York City time) on such date (or, in the case of any notice given to the Agent after 11:30 a.m. (New York City time) on the next following Business Day), draw on the B Letter of Credit in an amount equal to the lesser of (i) such B Liquidity Draw Amount and (ii) the full amount available to be drawn under the B Letter of Credit on such date by presenting a draft accompanied by a Certificate of B Liquidity Demand in the form of Annex B to the B Letter of Credit. No such draw under the B Letter of Credit shall be made unless as of the date of such draw and after giving all Liquidity Advances made on such date under the Agreement, the Liquidity Agent shall notify the Agent by telephone (promptly confirmed in writing) that the Aggregate Liquidity Commitment is fully drawn under the Liquidity Agreement or is not available for reasons other than a failure to meet conditions precedent.

          (d) Upon receipt by the Agent on or prior to 11:15 a.m. (New York City time) of a written notice from NFC directing the Agent to request a Commitment Termination Date Liquidity Advance from a particular Liquidity Lender, the Agent shall by 11:30 a.m. (New York City time) on the date of such notice (or, in the case of any notice given to the Agent after 11:15 a.m. (New York City time), by 11:30 a.m. (New York City time) on the next following Business Day), deliver a Borrowing Request in the form of Exhibit C to the Liquidity Agreement to the Liquidity Agent for a Borrowing in the aggregate in the amount of such Commitment Termination Date Liquidity Advance. NFC agrees to give the Agent notice of such direction so the Agent's Borrowing Request will be delivered to the Liquidity Agent not less than three nor more than five Business Days' before such Liquidity Lender's Scheduled Liquidity Commitment Termination Date.

         (e) To the extent National and NFC are unable to deliver (or cause the delivery of) a Reduction Amount Letter of Credit or otherwise provide Reduction Amount Credit Support in accordance with Section 2.1(c)(ii) of the A Support Reimbursement Agreement with respect to any Reduction Date, the Agent shall deliver to the A Credit Enhancer a Certificate of A Reduction Demand two Business Days prior to such Reduction Date and thereby draw on the A Letter of Credit in an amount equal to the A Support Reduction Amount and, upon receipt of an A LOC Reduction Disbursement from the A Credit Enhancer, deposit the proceeds of such A LOC Reduction Disbursement in the Cash Collateral Account A.

         SECTION 5.07. Termination Demand. (a) If prior to the date which is 30 days prior to the then Scheduled A Letter of Credit Expiration Date,

                  (1) there shall not have been appointed a successor institution to act as A Credit Enhancer or, in the alternative,

                  (2) the Loan payments to be made by National shall not have otherwise been credit enhanced with (A) the funding of the Cash Collateral Account A with cash in the amount of the A Letter of Credit Amount, (B) other cash collateral accounts, overcollateralization or subordinated securities or (C) with the consent of the Majority Banks, a surety bond or other similar arrangements; provided, however, that

                           (x) any such successor institution or other form of
                  substitute credit enhancement referred to in the foregoing clauses (1) and (2) shall be approved by the Rating Agencies and

                           (y) any such successor institution or other form of
                  substitute credit enhancement referred to in the foregoing CLAUSES (1) OR (2)(B) shall, if the ratings with respect to such substitute credit enhancement, if applicable, are less than A-1 or the equivalent from S&P and P-1 or the equivalent from Moody's, be approved by the Majority Banks;

         then the Agent has the right to make an A Termination Demand under the A Letter of Credit, one Business Day prior to such Scheduled A Letter of Credit Expiration Date in an amount equal to the A Letter of Credit Amount. Upon receipt by the Agent of written notice from a National Agent or NFC Agent on or prior to 11:30 a.m. (New York City time) to make an A Termination Demand under the A Letter of Credit, the Agent shall (or, if the Agent shall independently determine the existence of the relevant facts that would have given rise to the right to making an A Termination Demand, the Agent may, but shall not be required to), by 12:00 noon (New York City time) on the date of such notice (or, in the case of any notice given to the Agent after 11:30 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business Day), draw on the A Letter of Credit by presenting a draft accompanied by an A Certificate of Termination Demand in the form of Annex C to the A Letter of Credit and shall deposit the proceeds of the A LOC Termination Disbursement resulting therefrom in a demand deposit account established and maintained by the Agent with a U.S. branch or agency of Credit Suisse (the "Cash Collateral Account A"); provided, however, if at any time the short-term credit rating of the Agent from S&P and Moody's shall be reduced below A-1 or P-1, respectively, the Agent shall, within 30 days of such reduction, convert the Cash Collateral Account A to a segregated trust account. The Agent shall promptly notify each Rating Agency in writing of the occurrence of any such draw on the A Letter of Credit.

         (b) Upon receipt by the Agent of written notice from a National Agent or NFC Agent on or prior to 11:30 a.m. (New York City time) pursuant to Section 2.1(e) or 2.1(f) of the B Letter of Credit Reimbursement Agreement directing the Agent to make a draw under the B Letter of Credit, the Agent shall (or, if the Agent shall independently determine the existence of the relevant facts that would have given rise to the right to make such B Termination Demand, the Agent may, but shall not be required to), by 12:00 noon (New York City time) on the date of such notice (or, in the case of any notice given to the Agent after 11:30 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business Day), draw on the B Letter of Credit by presenting a draft accompanied by a B Certificate of Termination Demand in the form of Annex C to the B Letter of Credit and shall deposit the proceeds of the B LOC Termination Disbursement resulting therefrom (i) into a demand deposit account established and maintained by the Agent with a U.S. branch or agency of Credit Suisse (the "Cash Collateral Account B") to the extent that such B LOC Termination Disbursement of the B Credit Enhancer is reimbursable by draws under the B Support Letters of Credit and (ii) into a demand deposit account established and maintained by the Agent with a U.S. branch or agency of Credit Suisse (the "Cash Collateral Account C; together with the Cash Collateral Account A and the Cash Collateral Account B, the "Cash Collateral Accounts") to the extent that such B LOC Termination Disbursement of the B Credit Enhancer is reimbursable by withdrawals from the Cash Reserve Account; provided, however, if at any time the short-term credit rating of the Agent from S&P and Moody's shall be reduced below

A-1 or P-1, respectively, the Agent shall, within 30 days of such reduction, convert the Cash Collateral Account B and the Cash Collateral Account C to segregated trust accounts. The Agent shall promptly notify each Rating Agency in writing of the occurrence of any such draw on the B Letter of Credit.

          (c) Upon the payment in full of all obligations under or in respect of the Commercial Paper Notes and the Liquidity Agreement (in respect of interest, principal and commitment fees), all Deposited Funds on deposit in the Cash Collateral Account A shall be paid to the A Support Credit Enhancer or National (as the A Support Credit Enhancer may direct), in accordance with Section 2.3(g) of the A Support Reimbursement Agreement.

          (d) Upon the payment in full of all obligations under or in respect of the Commercial Paper Notes and the Liquidity Agreement (in respect of interest, principal and commitment fees), all Deposited Funds on deposit in the Cash Collateral Account B shall be paid to B Support Credit Enhancers or National (as the B Support Credit Enhancers may direct), in accordance with Section 2.3 of the B Support Letter of Credit Reimbursement Agreement.

          (e) Upon the payment in full of all obligations under or in respect of the Commercial Paper Notes and the Liquidity Agreement (in respect of interest, principal and commitment fees), all Deposited Funds on deposit in the Cash Collateral Account C shall be paid to National.

          SECTION 5.08. Conversion. If on any Business Day there exists a Credit Payment Deficit, including after any LOC Termination Disbursement has been made as provided in Section 5.07(a) or (b) above, and if on such day (i) the amount of such Credit Payment Deficit exceeds the A Letter of Credit Amount on such day, and (ii) A Support Liquidity Disbursements are Outstanding, then, such amount of A Support Liquidity Disbursements shall be reduced, and the amount of A Support Credit Disbursements Outstanding shall be increased in an aggregate amount equal to the lesser of (a) the amount by which the Credit Payment Deficit exceeds the A Letter of Credit Amount (which A Letter of Credit Amount shall, in any event, be drawn, in accordance with the second and third paragraphs of
Section 5.05, as an A Credit Demand) and (b) the aggregate amount of A Support Liquidity Disbursements, (such reductions and increases shall be referred to as an "A Conversion"). To the extent that (i) any Credit Payment Deficit remains after the A Conversion and (ii) such remaining Credit Payment Deficit exceeds the remaining amounts on deposit in the Cash Reserve Account; and (iii) Cash Reserve Support Liquidity Disbursements are Outstanding, then the Cash Reserve Support Liquidity Disbursements shall be reduced by the amount by which the remaining Credit Payment Deficit exceeds the amount on deposit in the Cash Reserve Account and the amount of Cash Reserve Support Credit Disbursements shall be increased by such amount (such reductions and increases shall be referred to as a "Cash Reserve Conversion"). To the extent that (i) any Credit Payment Deficit remains after the Cash Reserve Conversion and (ii) such remaining Credit Payment Deficit exceeds the B Letter of Credit Amount and (iii) B Support LOC Liquidity Disbursements are Outstanding, then the B Support LOC Liquidity Disbursements shall be reduced by the amount by which the remaining Credit Payment Deficit exceeds the B Letter of Credit Amount and the amount of B Support LOC Credit Disbursements shall be increased by such amount (such reductions and increases shall be referred to as a "B Conversion", and together with an A Conversion and a Cash Reserve Conversion, a "Conversion"). On the Business Day any such Conversion is required, the Agent (as soon as it becomes aware of the same) shall provide the B Letter of Credit Enhancer with a Notice of Conversion in the form of Exhibit C to the A Letter of Credit Reimbursement Agreement, the A Support Credit Enhancer with a Notice of Conversion in the form of Exhibit A to the A Support Reimbursement Agreement and the B Support Credit Enhancers with a Notice of Conversion in the form of Exhibit B to the Support Letter of Credit Reimbursement Agreement, as applicable, in each case, by 1:00 p.m. (New York City time) on such Business Day; Provided, however, that the failure to furnish such Notice shall not prevent such Conversion from being affected in accordance with the preceding sentence.

     SECTION 5.09. The Cash Collateral Accounts. (a) When established, the Cash Collateral Accounts are intended to function in all respects as replacements in whole or in part for, and the equivalent of all or a portion of, the Fronting Letters of Credit. Accordingly, following their creation, each herein to "LOC Liquidity Disbursements", "LOC Credit Disbursements", "Conversion" and similar terms shall mean and be a reference to actions taken with respect to the Cash Collateral Accounts that correspond to actions that otherwise would have been taken with respect to the Fronting Letters of Credit. Without limiting the generality of the foregoing, upon funding of the Cash Collateral Accounts, the Agent shall, (i) at all times after the funding of any portion of the Cash Collateral Account A when otherwise required to make a draw under the A Letter of Credit pursuant to the second paragraph of Section 5.05 or 5.06(b), first, make a draw from the Cash Collateral Account A in the amount and at such time as a draw would be made under the A Letter of Credit pursuant to the second paragraph of Section 5.05 or 5.06(b), as applicable, and second, make a draw under the A Letter of Credit and (ii) at all times after the funding of any portion of the Cash Collateral Account 13 or Cash Collateral Account C when otherwise required to make a draw under the B Letter of Credit pursuant to the third paragraph of Section 5.05 or 5.06(c), make a draw, first, from the Cash Collateral Account C, until such Account is exhausted, second, from the Cash

Collateral Account B, in each case in the amount and at such time as a draw would be made under the B Letter of Credit pursuant to the third paragraph of
Section 5.05 or 5.06(c), as applicable and third, make a draw under the Letter of Credit. In addition, when a Conversion is required to occur pursuant to
Section 5.06, a Conversion shall occur in respect of drawings made on the Cash Collateral Accounts pursuant to Section 5.06(b) or (c). The Agent shall provide written notice to National, each Rating Agency and the Support Credit Enhancers of any draw from the Cash Collateral Accounts pursuant to Section 5.05. The Cash Collateral Account A shall be reimbursed in the amount that would have been paid to the A Support Credit Enhancer in respect of A Support Liquidity Disbursements under Section 2.01 and 5.02(b). The Cash Collateral Account B shall be reimbursed in the amount that would have been paid to the B Support Credit Enhancers in respect of B Support LOC Liquidity Disbursements under Section 2.01 and 5.02(b). The Cash Collateral Account C shall be reimbursed in the amount that would have been paid to the Cash Reserve Account in respect of Cash Reserve Support Liquidity Disbursements under Section 2.01 and 5.02 (b). The Cash Collateral Accounts shall be reimbursed for any withdrawals made pursuant to
Section 5.05 in the following order of priority: first, the Cash Collateral Account B shall be reimbursed, second, the Cash Collateral Account C shall be reimbursed, and third, the Cash Collateral Account A shall be reimbursed. If, following the occurrence of an Event of Bankruptcy with respect to National, NFC or any of the Fronting Credit Enhancers, remittance of any amount under clause Fifth of Section 2.01 or under clause (iv) of Section 5.02(b) in respect of any Support Liquidity Disbursement (whether such Support Liquidity Disbursement shall have arisen due to a draw under either of the Fronting Letters of Credit or from the Cash Collateral Accounts) would not, following application thereof, immediately reinstate the Fronting Letters of Credit or the Cash Collateral Accounts to the full extent of the portion of such payment that is in respect of principal, no remittance shall be made in respect of the principal amount of such Support Liquidity Disbursement and funds otherwise available for such purpose shall be remitted, to the extent permitted by law, to the Liquidity Lenders for ratable application against the principal amount of Liquidity Advances then outstanding. Any notice required to have been given to the Support Credit Enhancers shall continue to be given until such time as the Support Credit Enhancers are reimbursed in full.

          (b) Amounts on deposit from time to time in the Cash Collateral Accounts shall be invested upon written direction in overnight Eligible Investments (or, Eligible Investments having longer maturities if (i) the A Support Credit Enhancer has consented thereto in the case of the Cash Collateral Account A (or National has consented, if the A Support Credit Enhancer has been fully reimbursed), (ii) the B Support Credit Enhancers have consented thereto in the case of the Cash Collateral Account B (or National has consented, if the B Support Credit Enhancers have been fully reimbursed), (iii) National has consented thereto in the case of the Cash Collateral Account C and
(iv) the Agent shall have received written confirmation of the Rating Agencies that Eligible Investments having such longer maturities will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by the Rating Agencies) in accordance with Section 5.04 hereof, as directed by the A Support Credit Enhancer with respect to the Cash Collateral Account A (or National, to the extent of any funds on deposit therein not attributable to an unreimbursed A Support Termination Disbursement or an unreimbursed A Support Event of Default Disbursement, the B Support Credit Enhancers with respect to the Cash Collateral Account B (or National, to the extent of funds on deposit therein not attributable to an unreimbursed B Support Termination Disbursement) or National with respect to the Cash Collateral Account C, and the earnings on such Eligible Investments and interest paid on withdrawals shall be paid to the A Support Credit Enhancer with respect to the Cash Collateral Account A, the B Support Credit Enhancers with respect to the Cash Collateral Account B or National with respect to the Cash Collateral Account C or, if the applicable Support Credit Enhancer has been reimbursed in full of all obligations owing to it by NFC and National in respect of the applicable Cash Collateral Account, to National or NFC (as directed by the applicable Support Credit Enhancer), in accordance with Section 2.3 of the A Support Reimbursement Agreement or the B Support Letter of Credit Reimbursement Agreement, as applicable. Such interest and earnings are not Deposited Funds and shall not be considered on deposit in the Cash Collateral Accounts. To the extent the amount on deposit in the Cash Collateral Accounts (other than such interest and earnings) is in excess of the Required Enhancement Amount (as such Required Enhancement Amount is notified to the Agent by the Liquidity Agent from time to time), such excess shall be released in the following order of priority: first, to the Support Credit Enhancers to be applied in accordance with
Section 2.3(e) of the B Support Letter of Credit Reimbursement Agreement; second, to National to reimburse National for the amount withdrawn for the Cash Reserve Account as a Cash Reserve Support Termination Disbursement; third, to the A Support Credit Enhancer to be applied in accordance with Section 2.3(e) of the A Support Reimbursement Agreement; and fourth, to National.

                                   ARTICLE VI.

                                     DEFAULT

          SECTION 6.01. Rights of the Agent upon Amortization Event, Loan Event of Default and Event of Default. (a) (i) Only if and whenever an Amortization Event or Loan Event of Default shall have occurred and be continuing, the Agent, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter) specifying the action to be taken) of the Required Liquidity Providers shall, from time to time, withdraw amounts in the Accounts or the Cash Collateral Accounts for application as provided in Section 5.02(f) and (ii) only if and whenever an Amortization Event (other than a Scheduled Amortization Event) or Loan Event of Default shall have occurred and be continuing, the Agent, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter) specifying the action to be taken) of the Required Liquidity Providers may also exercise from time to time any rights and remedies available to it under applicable law or any Related Document. NFC agrees to enforce any rights it may have under the Related Documents at the direction of the Agent. Any amounts obtained by the Agent on account of or as a result of the exercise by the Agent of any right with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, any of the Accounts, shall be held by the Agent as additional collateral for the repayment of the NFC Obligations and shall be applied as provided in Section 2.01 hereof. The Agent agrees to undertake the actions set forth with respect to the Agent in Section 9.2 of the Liquidity Agreement.

          (b) If a Liquidation Event of Default shall have occurred and be continuing, the Agent, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter) specifying the actions to be taken) of the Majority Banks and the B Support Credit Enhancers, and upon receipt of indemnity from the Liquidity Lenders and the B Support Credit Enhancers reasonably satisfactory to it, shall direct NFC and the Master Collateral Agent to exercise all rights, remedies, powers, privileges and claims of NFC and (with respect to the Master Collateral for which the Agent is designated as a Beneficiary) the Master Collateral Agent against National under or in connection with the Loan Agreement and the Master Collateral Agency Agreement and any party to any of the Related Documents, including the right or power to take any action to compel performance or observance by National or any such party of its obligations to NFC and the Master Collateral Agent, the right to take possession of any of the Vehicles, and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Loan Agreement, and any right of NFC to take such action shall be suspended. If NFC shall have failed, within 15 Business Days of receiving the directions of the Agent, to accomplish such directed actions, the Agent may but shall not be obligated to take such previously directed actions (and any related action, as it would be permitted to direct NFC to take pursuant to the previous sentence, thereafter determined by the Agent to be appropriate without the need under this provision or any other provision hereunder to direct NFC to take such action) on behalf of NFC and the Secured Parties.

          (c) If a Liquidation Event of Default shall have occurred and be continuing, the Agent may and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter) specifying the action to be taken) of the Majority Banks and the B Support Credit Enhancers, and upon receipt of indemnity satisfactory to it, shall direct NFC and the Master Collateral Agent to exercise all rights, remedies, powers, privileges and claims of National, the Master Collateral Agent and NFC against the Manufacturers under or in connection with the Repurchase Programs. Upon the occurrence of a Liquidation Event of Default, the Majority Banks and the B Support Credit Enhancers may direct the Agent to instruct the Master Collateral Agent to return, or cause National to return, the Vehicles to the related Manufacturers and then, to the extent any Manufacturer fails to accept any such Vehicles under the terms of the applicable Repurchase Program, to cause the Master Collateral Agent to liquidate the Vehicles in accordance with the rights of NFC and the Secured Parties under the Loan Agreement and the Master Collateral Agency Agreement. In the event of a Liquidation Event of Default, the Agent, NFC, the Master Collateral Agent and National shall be deemed to have been directed to return each Vehicle to the related Manufacturer under the related Repurchase Program at the end of the minimum holding period (if any) for such Vehicle under the related Repurchase Program, unless the Majority Banks and the B Support Credit Enhancers specifically waive such direction in writing.

          SECTION 6.02. Special Provisions Concerning Remedies and Sale If Manufacturer Default or Inability to Turn Back under Repurchase Program. (a) Upon the occurrence of a Liquidation Event of Default in conjunction with a Manufacturer Ineligibility Event or the termination of a Repurchase Program, the Agent shall have the right to direct the Master Collateral Agent to sell any or all of the Vehicles covered by the related Repurchase Program of such Manufacturer consistent with the provisions of Section 4.03(b) hereof. In connection therewith the Agent shall have the right to substitute itself or any nominee or agent in lieu of NFC as party to any of the NFC Agreements. The Agent may direct the Master Collateral Agent to take legal proceedings for the appointment of a receiver or receivers (to which the Agent shall be entitled as a matter of right) to take possession of the Vehicles pending the sale thereof pursuant either to the powers of sale granted by the Master Collateral Agency Agreement or this Collateral Agreement or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of the Master Collateral Agency Agreement or this Collateral Agreement. After termination of this Collateral Agreement and the payment in full of the NFC Obligations, any proceeds of all the Assigned Collateral received or held by the Agent shall be turned over to NFC and the Assigned Collateral shall be reassigned to NFC by the Agent without recourse to the Agent and without any representations, warranties or agreements of any kind. The Agent shall execute such documents and instruments as NFC may reasonably request in connection with such reassignment.

          (b) Upon any sale of any of the Assigned Collateral directly by the Agent or the Master Collateral Agent, whether made under the power of sale given under Section 4.03(b) or 6.02(a) hereof, under the Master Collateral Agency Agreement, or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Collateral Agreement or the Master Collateral Agency Agreement: (i) the Agent, any Liquidity Lender and/or any of the Support Credit Enhancers may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability; (ii) the Agent or the Master Collateral Agent pursuant to the Master Collateral Agency Agreement may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold; (iii) the Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of NFC in its name and stead, to make all necessary deeds, bills of sale, releases and instruments of assignment and transfer of the property thus sold and for such other purposes as are necessary or desirable to effectuate the provisions (including, without limitation, this Section 6.02) of this Collateral Agreement, and for that purpose it may execute and deliver all necessary deeds, bills of sale, releases and instruments of assignment and transfer, and may substitute one or more Persons with like power (including the Master Collateral Agent), NFC hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof; but if so requested by the Agent or by any purchaser, NFC shall ratify and confirm any such sale or transfer by executing and delivering to the Agent or to such purchaser all property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request; (iv) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of NFC in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against NFC, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under NFC, its successors or assigns;
(v) the receipt of the Agent or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Agent or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof; and (vi) to the extent that it may lawfully do so, NFC agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Vehicles shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Collateral Agreement.

          (c) In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Assigned Collateral, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction.

                                  ARTICLE VII.

                        THE AGENT, THE LIQUIDITY LENDERS,
                  THE SUPPORT CREDIT ENHANCERS AND THE HOLDERS
                            OF COMMERCIAL PAPER NOTES

         SECTION 7.01. Appointment and Powers of Agent. The Secured Parties hereby appoint the Agent their agent hereunder, and hereby authorize the Agent to take such action on their behalf and to exercise such rights, remedies, powers and privileges hereunder as are specifically authorized to be exercised by the Agent by the terms hereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. NFC has appointed the Agent its "Beneficiary" under and for the purposes of the Master Collateral Agency Agreement. The parties hereto agree that the Agent shall not be required to exercise any discretion or take any action or refrain from taking any action in its capacity as Beneficiary for the Secured Parties and NFC, but shall only be required to act or refrain from acting in such capacity (and shall be fully protected in so acting or refraining from acting) upon the instruction of the Required Liquidity Providers or NFC, as the case may be, as provided herein. The Agent may execute any of its duties as agent hereunder by or through agents or employees and shall be entitled to retain experts and to act in reliance upon the advice of such experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such experts selected by it. The relationship between the Agent, and each of the Secured Parties is that of agent and principal only, and nothing herein shall be deemed to constitute the Agent a trustee for any of the Secured Parties or impose on the Agent any obligations other than those for which express provision is made herein.

         If the Agent receives unclear or conflicting instructions, it shall be entitled to refrain from taking action until clear or non-conflicting instructions are received, but shall inform the instructing party or parties promptly of its decision to refrain from taking such action. Except as required by the specific terms of this Collateral Agreement, the Agent shall have no duty to exercise any rights, power, remedy or privilege granted to it hereby, or to take any affirmative action hereunder or thereunder, unless directed to do so by the Required Liquidity Providers (and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding on the Secured Parties), and shall not, without the prior approval of the Required Liquidity Providers, waive any default on the part of NFC, National or the Manufacturers with respect to the Assigned Collateral or amend, modify, supplement or terminate, or agree to any surrender of, this Collateral Agreement or the Assigned Collateral. Notwithstanding anything herein to the contrary, the Agent shall not be required to take any action which the Agent has reasonably determined that a reasonable likelihood exists that such action will expose the Agent to personal or financial liability, unless indemnified to its satisfaction, or which is contrary to this Collateral Agreement, or any other agreement or instrument relating to the Assigned Collateral or applicable law.

         None of the Secured Parties nor any of its or their respective directors, officers, employees or agents, shall be liable to any Secured Party or any other Person for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its or their own gross negligence or willful misconduct; nor (except for its own due execution and delivery thereof) shall the Agent be responsible to any Secured Party for the validity, effectiveness, value, sufficiency or enforceability against National or NFC of this Collateral Agreement or any other document furnished pursuant hereto or in connection herewith (including the Master Collateral Agency Agreement), or of the Assigned Collateral (or any part thereof), the Eligible Investments (or any part thereof) or the Deposited Funds (or any part thereof). Without limiting the generality of the foregoing, the Agent: (i) makes no warranty or representation to any Secured Party and shall not be responsible to any Secured Party for any statements, warranties or representations made by any other Person in or in connection with this Collateral Agreement, the Loan Agreement, the Repurchase Programs, the Liquidity Agreement, the Master Collateral Agency Agreement, the A Support Reimbursement Agreement, the B Support Letter of Credit Reimbursement Agreement or any other document relating to the Assigned Collateral; and (ii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Collateral Agreement, the A Support Reimbursement Agreement, the B Support Letter of Credit Reimbursement Agreement, the Loan Agreement, the Repurchase Programs, the Liquidity Agreement, the Master Collateral Agency Agreement or any other agreements or instruments relating to the Assigned Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Assigned Collateral other than as it determines necessary in the fulfillment of its own obligations hereunder.

         The Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been given, signed or sent by the proper Person or Persons. The Agent shall be entitled to assume that no Amortization Event or Loan Event of Default shall have occurred and be continuing and that the Accounts, and any funds on deposit in or to the credit of such Accounts, are not subject to any writ, order, judgment, warrant of attachment, execution or similar process (collectively a "writ"), unless (i) in the case of any writ, an officer in the asset finance department of the Agent has actual knowledge thereof or (ii) the Agent has received written notice from the Liquidity Agent or National under the Loan Agreement or any of the B Support Credit Enhancers that the Majority Banks or the B Support Credit Enhancers, as the case may be, consider that such an Amortization Event or Loan Event of Default has occurred or such writ has been issued and continues to be in effect, which notice specifies the nature thereof. The Agent may accept deposits from, lend money to and generally engage in any kind of business with NFC, any Manufacturer, National and their respective affiliates as if it were not the agent of the Liquidity Lenders, the Support Credit Enhancers and the Holders of Commercial Paper Notes. The Agent shall have the right to refrain from taking any action under Article VI hereof unless it has received written directions from the appropriate parties to take such action.

         SECTION 7.02. Agents and Employees of the Agent. (a) Each Liquidity Lender hereby agrees, in accordance with its pro rata percentage of the sum of the Aggregate Liquidity Commitment under the Liquidity Agreement, and each of the Support Credit Enhancers agrees, subject to the limitations set forth in this clause (a), to indemnify and hold harmless the Agent (to the extent not reimbursed by NFC), from and against any and all losses (other than the Agent's loss of profit), liabilities (including, liabilities for penalties), actions, suits, judgments, demands, damages, out-of-pocket costs and expenses of any kind whatsoever (including, without limitation, reasonable fees and expenses of counsel and other experts) incurred or suffered by the Agent in its capacity as agent hereunder (including as Beneficiary under the Master Collateral Agency Agreement) as a result of any action taken or omitted to be taken by the Agent in such capacity or otherwise incurred or suffered by, made upon, or assessed against the Agent in such capacity to the extent not reimbursed by NFC or by application of the Assigned Collateral; provided that neither the Support Credit Enhancers nor any Liquidity Lender shall be liable for any portion of any such losses, liabilities, actions, suits, judgments, demands, costs or expenses resulting from or attributable to gross negligence or willful misconduct on the part of the Agent or its agents or employees. Without limiting the generality of the foregoing, each Liquidity Lender hereby agrees, in the ratio aforesaid, and each of the Support Credit Enhancers agrees to reimburse the Agent promptly following its demand for any out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent hereunder and not promptly reimbursed to the Agent by NFC or by application of the Assigned Collateral. The obligations of each Liquidity Lender and the Support Credit Enhancers under this paragraph shall survive the termination of this Collateral Agreement, the Liquidity Agreement, the A Support Reimbursement Agreement and the B Support Letter of Credit Reimbursement Agreement, respectively, and the discharge of NFC's obligations thereunder. The aggregate liability of the Liquidity Lenders hereunder for any claim shall be limited to a percentage of the indemnity owing equal to the percentage that the Aggregate Liquidity Commitment are of the Program Size minus the initial amount on deposit in the Cash Reserve Account and the liability of each Support Credit Enhancer shall be limited to a percentage of the indemnity owing equal to the percentage that its Letter of Credit Enhancer Commitment is of the Program Size minus the initial amount on deposit in the Cash Reserve Account. If at any time, following its demand therefor, the Agent shall not be reimbursed by NFC or by the Liquidity Lenders and the Support Credit Enhancers, the Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts at any time held by the Agent for the benefit of the Liquidity Lenders or the Support Credit Enhancers, including without limitation any such amounts designated for disbursement to the Liquidity Lenders and/or the Support Credit Enhancers in accordance with Section 2.01 or
Section 5.02(b), against any and all of the obligations of the Liquidity Lenders and the Support Credit Enhancers to the Agent now or hereafter existing under this Collateral Agreement. The Agent agrees promptly to notify each Liquidity Lender and the

Support Credit Enhancers after any such set-off and application made by the Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent under this Section are in addition to other rights and remedies which the Agent may have. Any such set-off against amounts owed to Liquidity Lenders by the Agent shall not cause a payment default of NFC on amounts due to such Liquidity Lenders to the extent funds are available in the Accounts to be allocated to the payment of all amounts due to the Liquidity Lenders in accordance with Section 2.01 or 5.02
(b), as applicable.

          (b) No provision of this Collateral Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any duties hereunder or in the exercise of any rights and powers hereunder.

          (c) Any action or proceeding alleging any breach by the Agent of duties under this Collateral Agreement shall be prosecuted only in the courts of the State of New York or in the United States District Court for the Southern District of New York. The Agent shall have the right at any time to seek instructions from any court of competent jurisdiction. The Agent may rely on the advice of counsel and shall be held harmless for actions taken in reliance thereon.

          (d) The Agent makes no representation as to, and shall have no responsibility for, the correctness of any statement contained in, or the validity or sufficiency of, this Collateral Agreement or any documents or instruments referred to in this Collateral Agreement or the sufficiency or effectiveness of any collateral assigned by this Collateral Agreement or as to or for the validity or collectibility of any obligation contemplated by this Collateral Agreement. The Agent shall not be accountable for the use or application by any person of disbursements properly made by the Agent in conformity with the provisions of this Collateral Agreement.

          (e) The Agent may exercise any of its duties hereunder by or through agents or employees. The possession of the Assigned Collateral by such agents or employees shall be deemed to be the possession of the Agent.

          (f) The provisions of this Section 7.02 shall survive the termination of this Collateral Agreement or the resignation of the Agent hereunder.

          SECTION 7.03. Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH,

THIS COLLATERAL AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO IN CONNECTION HEREWITH OR THEREWITH. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO ENTERING INTO THIS COLLATERAL AGREEMENT AND EACH OTHER RELATED DOCUMENT.

         SECTION 7.04. Successor Agent. The Agent acting hereunder at any time may resign by an instrument in writing addressed and delivered, 60 days prior to the effectiveness of such resignation, to each Liquidity Lender, the Liquidity Agent, the Support Credit Enhancers, the Placement Agents, the Dealers, NFC, each Rating Agency and the Depositary, and may be removed at any time with or without cause by an instrument in writing duly executed by or on behalf of the Required Liquidity Providers with written notice to each of the Rating Agencies. Subject to the provisions hereof, the Required Liquidity Providers shall appoint, subject to the written consent of NFC (which consent shall not be unreasonably withheld), a successor to the Agent upon any such resignation or removal, by an instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirements, without any formality other than appointment and designation in writing. Upon the making and acceptance of such appointment, the execution and delivery by such successor Agent of a ratifying instrument pursuant to which such successor Agent agrees to assume the duties and obligations imposed on the Agent by the terms of this Collateral Agreement, and the delivery to such successor Agent of the Assigned Collateral, the Deposited Funds and documents and instruments then held by the retiring Agent, such successor Agent shall thereupon succeed to and become vested with all the estate, rights, powers, remedies, privileges, immunities, indemnities, duties and obligations hereby granted to or conferred or imposed upon the retiring Agent named herein, and one such appointment and designation shall not exhaust the right to appoint and designate further successor Agents hereunder. No removal or resignation of the Agent shall be effective unless and until a successor Agent has been duly appointed, and the appointment of such successor Agent has been accepted by such successor Agent. No Agent shall be discharged from its duties or obligations hereunder until the Assigned Collateral, the Deposited Funds and documents and instruments then held by such retiring Agent shall have been transferred or delivered to the successor Agent in its capacity as bank or trust company, until all Deposited Funds held in the Accounts and the Cash Collateral Accounts maintained with or in the name of the retiring Agent shall have been transferred to the new Collateral Account and until such retiring Agent shall have executed and delivered to the successor Agent appropriate instruments substituting such successor Agent as Beneficiary of NFC for purposes of the Master Collateral Agency Agreement and assigning the retiring Agent's interest in the Assigned Collateral, the Accounts, the Cash Collateral Accounts, the Deposited Funds and Eligible Investments to the successor Agent. If no successor Agent shall be appointed, as aforesaid, or, if appointed, shall not have accepted its appointment, within 30 days after notice of resignation or removal of the retiring Agent, then, subject to the provisions hereof, the retiring Agent may appoint a successor Agent with the written consent of the Liquidity Agent, the Support Credit Enhancers and (so long as no Amortization Event (other than a Scheduled Amortization Event) or Loan Event of Default then exists) NFC, which consent shall not be unreasonably withheld. Each such successor Agent shall provide NFC, each Liquidity Lender, the Liquidity Agent, the Depositary and the Support Credit Enhancers with its address, and telephone, telecopy, telex, E-Mail (if applicable) and two numbers, to be used for purposes of Section 9.04 hereof, in a notice complying with the terms of said Section. Notwithstanding the resignation or removal of any Agent hereunder, the provisions of this Article VII shall continue to inure to the benefit of such retiring Agent in respect of any action taken or omitted to be taken by such retiring Agent in its capacity as such while it was Agent under this Collateral Agreement. NFC shall provide prompt notice to each Rating Agency of the appointment of a successor Agent.

         SECTION 7.05. Qualifications of Agent. Any Agent at any time acting hereunder must at all times be (i) the corporate trust department of a bank or trust company having its principal office in the District of Columbia or one of the states located in the United States, or (ii) a bank or trust company having its principal office in the District of Columbia or one of the states located in the United States, authorized to accept deposits, or a branch office or agency of a foreign bank located in the District of Columbia or one of the states of the United States, in each case having short-term ratings from Moody's and S&P at least equal to the rating such Rating Agency then assigns to the Commercial Paper Notes.

         SECTION 7.06. Instructions of the Required Liquidity Providers and Other Parties. In any instance in which the Agent is permitted to take action hereunder, the Agent shall, except as expressly provided herein or in the Liquidity Agreement, act in accordance with the written instructions received, if any, from the Required Liquidity Providers. Without limitation of the foregoing, the Agent is authorized to give instructions to the Master Collateral Agent under the Master Collateral Agency Agreement with respect to release of any funds (for which the Agent is a Beneficiary) upon the direction of the Required Liquidity Providers. All instructions and notices from the

Required Liquidity Providers shall be submitted to the Agent through the Liquidity Agent and the Support Credit Enhancer Agents. All instructions hereunder required to be given by the Majority Banks and the B Support Credit Enhancers shall be submitted to the Agent through the Liquidity Agent and the B Support Credit Enhancer Agents.

                                 ARTICLE VIII.

                 AMENDMENTS, MODIFICATIONS, WAIVERS AND CONSENTS

         SECTION 8.01. Execution of Amendments, etc. No amendment, modification, supplement, termination or waiver of or to any provision of this Collateral Agreement or the defined terms used herein and set forth in the Definitions List, nor any consent to any departure by NFC from any provision of this Collateral Agreement, shall be effective unless the same shall be in writing and signed on behalf of the Agent, the Liquidity Agent on behalf of the Majority Banks, the Depositary, the B Support Credit Enhancers, the A Support Credit Enhancer and NFC; provided, however, that (i) the written consent of all Liquidity Lenders and the Support Credit Enhancers shall be necessary to the extent that any such amendment, modification, supplement, termination, waiver or consent (a) releases the assignment given hereunder in respect of any of the Assigned Collateral or (b) affects this Section 8.01 or Section 2.01 or 5.02 and
(ii) such amendment, modification, supplement, termination or waiver shall not result in the downgrading or the withdrawal of the then current ratings of the Commercial Paper Notes provided by the Rating Agencies as evidenced by written confirmation from the Rating Agencies. Any waiver of any provision of this Collateral Agreement, and any consent to any departure by NFC from the terms of any provision of this Collateral Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand upon NFC in any instance hereunder shall entitle NFC to any other or further notice or demand in similar or other circumstances.

         Notwithstanding the foregoing provisions of this Section 8.01, NFC, the Liquidity Agent, the Agent and the Support Credit Enhancers may, at any time and from time to time, without the consent of the other Secured Parties, enter into any amendment, supplement or other modification to this Agreement to cure any apparent ambiguity or to correct or supplement any provision in this Agreement that may be inconsistent with any other provision herein; provided, however, that (i) any such action shall not have a materially adverse effect on the interests of the Liquidity Lenders and (ii) a copy of any such amendment, supplement or other modification is furnished the other Secured Parties, in accordance with the notice provisions hereof not later than ten days prior to the execution thereof.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.01. Further Assurances. NFC (i) from time to time, at its expense, will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, as reasonably requested by the Agent, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Assigned Collateral, including without limitation, the execution of financing or continuation statements, or amendments thereto and (ii) hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Assigned Collateral without the signature of NFC, where permitted by law. A carbon photographic or other reproduction of this Assigned Collateral Agreement or any financing statement covering the Assigned Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         SECTION 9.02. No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise, and no delay on the part of the Agent in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Agent, whether at law, in equity or otherwise.

         SECTION 9.03. Notice of Amendments; Waivers; Notice of LIBOR. Notice of any amendment, waiver or other change of the terms of the Assigned Collateral (including, without limitation any model year changes in any Repurchase Program) shall be sent by NFC, promptly upon becoming aware thereof, to each Rating Agency which shall be required to confirm their ratings on the Commercial Paper Notes prior to the effectiveness thereof.

         SECTION 9.04. Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, directions, instructions and other communications required or permitted to be given to any party hereto shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below, or at any other address or facsimile number, as the case may be, as such party may notify to the other parties hereto in accordance with the provisions of this Section 9.04; provided, however, all monthly statements provided for in Section 5.02(c) hereof shall be sent by first class mail. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

         If to NFC:

                  National Fleet Funding Corporation
                  7700 France Avenue South
                  Minneapolis, Minnesota 55435

                  Attention:     Michael J. Becker
                  Telephone No.: (612) 830-2102
                  Facsimile No.: (612) 893-6143

         If to the Agent:

                  Credit Suisse
                  12 East 49th Street
                  New York, New York 10017

                  Attention:   Asset Finance
                  Tel. No.:    (212) 238-5370
                  Telecopy No. (212) 238-5332


         If to the A Support Credit Enhancer:

                  General Motors Corporation
                  767 Fifth Avenue
                  New York, New York 10153

                  Attention:    Assistant Treasurer
                  Tel. No.:     (212) 418-3502
                  Telecopy No.: (212) 418-3695

         with a copy to:

                  Attn: Anne Larin
                  3031 West Grand Blvd.
                  Detroit, Michigan 48202

                  Tel. No.:     (313) 974-1969
                  Telecopy No.: (313) 974-0685

         If to Citibank, N.A. as a B Support Credit Enhancer:

         Citibank, N.A.
         399 Park Avenue
         New York, New York 10043

                  Attention:     Autos Group, 8th Floor, Zone 12
                  Telephone No.: (212) 559-8852
                  Facsimile No.: (212) 826-2375


         If to Credit Suisse, as a B Support Credit Enhancer:

         Credit Suisse
         12 East 49th Street
         New York, New York 10017

                  Attention:   Asset Finance
                  Telephone:   (212) 238-5370
                  Telecopier:  (212) 238-5332

         If to the Liquidity Agent:

         Citibank, N.A.
         120 Wall Street, 13th Floor
         New York, New York 10043

                  Attention:    Autos Group, 8th Floor, Zone 12
                  Tel. No.:     (212) 559-8852
                  Telecopy No.: (212) 826-2375

         If to the Depositary:

                  CITIBANK, N.A.
                  120 Wall Street
                  13th Floor
                  New York, New York 10043

                  Attention:     Structured Finance Group
                  Tel. No.:      (212) 412-6230
                  Telecopy No.:  (212) 480-1615

         If to Moody's:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, New York 10007
                  Attention:         ABS Monitoring Department
                  Tel. No.:         (212) 553-0300
                  Telecopy No.:     (212) 553-4773

         If to S&P:

                  Standard & Poor's Ratings Group
                  25 Broadway
                  New York, New York 10001
                  Attention: Asset-Backed Surveillance Group

         If to the other Liquidity Lenders, at the addresses set forth below their signatures on the signature pages of the Liquidity Agreement, as such addresses may be revised from time to time by written notice from such Liquidity Lenders.

         SECTION 9.05. Fee; Costs and Expenses, etc. NFC shall pay to the Agent as its fee for its services and the amounts set forth in the Fee Letter. NFC hereby agrees to reimburse the Agent for all reasonable out-of-pocket costs and expenses (including counsel fees and expenses, but excluding costs and expenses solely attributable to administrative overhead) incurred by the Agent in connection with the administration and enforcement of this Collateral Agreement and agrees to indemnify and hold harmless the Agent, the Support Credit Enhancers, the Depositary, the Liquidity Agent and the Liquidity Lenders from and against any and all losses (other than loss of profit), liabilities (including liabilities for penalties), actions, suits, judgments, demands, reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees and expenses but excluding costs and expenses attributable solely to administrative overhead) incurred by the Agent (in its capacity as Agent (including as Beneficiary under the Master Collateral Agency Agreement), the Depositary, the Liquidity Lenders, the Liquidity agent or the support Credit Enhancers in connection with the administration or enforcement of this Collateral Agreement or the Master Collateral Agency Agreement and also agrees to pay, indemnify, and to hold each Liquidity Lender, the Agent, the Liquidity Agent, the Depositary and the Support Credit Enhancers harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Collateral Agreement or the Master Collateral Agency Agreement; provided, however, that NFC shall not be required to indemnify any Secured Party for any such loss, liability, action, suit, judgment, demand, cost or expense due to willful misconduct or gross negligence on the part of such Secured Party or its respective agents or employees. If NFC shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of NFC contained herein or repeated and reaffirmed herein shall be breached, the Agent may, with the consent of the Required Liquidity Providers, but shall not be required, to, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Agent shall be repayable to it by NFC upon the Agent's demand therefor. The obligations of NFC under this Section 9.05 shall survive the termination of this Collateral Agreement and the discharge of the other obligations of NFC hereunder and shall also survive the termination of the Aggregate Liquidity Commitment of the Liquidity Lenders and the termination of the Fronting Letters of Credit in accordance with the provisions of the Liquidity Agreement and of the Fronting Letters of Credit, respectively.

     SECTION 9.06. Agent Appointed Attorney-in-Fact. NFC hereby appoints the Agent its attorney-in-fact, with full power of substitution, for the purpose of taking such action (including, without limitation any action pursuant to Section
4.03 hereof) and executing agreements, instruments and other documents, in the name of NFC, as the Agent or the Required Liquidity Providers may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable.

     SECTION 9.07. Termination; Assigned Collateral. This Collateral Agreement, and any grants, pledges and assignments hereunder, shall terminate when (a) all NFC Obligations shall have been fully paid and satisfied, (b) the Aggregate Liquidity Commitment of the Liquidity Lenders under the Liquidity Agreement, the A Letter of Credit Commitment, the B Letter of Credit Commitment, the B Support Letter of Credit Commitments, the A Support Reimbursement Agreement and related documents have terminated, and (c) the Fronting Letters of Credit and the B Support Letters of Credit shall have terminated, at which time the Agent, at the request of NFC and upon receipt of a certificate from NFC to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Liquidity Agent, the Depositary and the Support Credit Enhancers, to the effect that the conditions in clauses (a), (b) and (c) relating to NFC Obligations to the Liquidity Lenders, the Holders of Commercial Paper Notes and the Support Credit Enhancers have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the

Agent), deliver at NFC's expense all Assigned Collateral and documents then in the custody or possession of the Agent promptly to NFC and execute such documents and instruments as NFC may reasonably request in connection with such reassignment.

     NFC and the Secured Parties hereby agree that, if any Deposited Funds remain on deposit in the Collateral Account after the termination of this Collateral Agreement, such amounts shall be released by the Agent and paid to NFC.

     SECTION 9.08. Governing Law: Binding Character: Assignment. THIS COLLATERAL AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. This Collateral Agreement shall be binding upon and shall inure to the benefit of NFC, the Liquidity Lenders, the Liquidity Agent, the Support Credit Enhancers, the Depositary, the Holders of Commercial Paper Notes and the Agent, and their respective successors and assigns; provided, however, that NFC may not assign any of its right hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of all of the Liquidity Lenders and the Support Credit Enhancers. This Collateral Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Collateral Agreement, the Liquidity Lenders and the Holders of the Commercial Paper Notes and each of their respective successors and assigns.

     SECTION 9.09. Severability of Provisions. Any provision of this Collateral Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.10. No Bankruptcy Petition Against NFC. Each of the Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Commercial Paper Note, it will not institute against, or join with any other Person in instituting against, NFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section
9.10 shall constitute a waiver of any right to indemnification, reimbursement or other payment from NFC pursuant to this Collateral Agreement. In the event that any such Secured Party takes action in violation of this Section 9.10, NFC agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Secured Party against NFC or the commencement of such action and raise the defense that such Secured Party has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10 shall survive the termination of this Collateral Agreement, and the resignation or removal of the Agent, the Liquidity Agent, the Depositary or the Support Credit Enhancers. Nothing contained herein shall preclude participation by any Secured Party in assertion or defense of its claims in any such proceeding involving NFC.

     SECTION 9.11. No Recourse. The obligations of NFC under this Collateral Agreement are solely the corporate obligations of NFC. No recourse shall be had for the payment of any amount owing in respect of Section 9.05 hereof or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Collateral Agreement against any stockholder, employee, officer, director, affiliate or incorporator of NFC; provided, however, that nothing in this Section 9.11 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for its gross negligence or willful misconduct. The provisions of this Section 9.11 shall survive the termination of this Collateral Agreement.

     SECTION 9.12. Confidentiality. Each party hereto (other than NFC) agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of National or NFC, other than (a) to any Secured Party, and then only on a confidential basis, (b) as required by any law, rule or regulation or any judicial process of which NFC or National, as the case may be, has knowledge; provided that any party hereto may disclose Confidential Information as required by law, rule or regulation or any judicial process of which NFC or National, as the case may be, does not have knowledge if such party is prohibited by law from disclosing such requirement to NFC or National, as the case may be, and (c) in the course of litigation with NFC or National, or any Secured Party.

     "Confidential Information" means information that National or NFC furnishes to a Secured Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by such Secured Party or other person to which Secured Party delivered such information or that is or becomes available to such Secured Party from a source other than National or NFC, provided that such source is not
(1) known to such Secured Party to be bound by a confidentiality agreement with NFC or National, as the case may be, or (2) known to such Secured Party to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

     SECTION 9.13. Headings. Article and Section headings used in this Collateral Agreement are for convenience of reference only and shall not affect the construction of this Collateral Agreement.

     SECTION 9.14. Execution in Counterparts. This Collateral Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Collateral Agreement.

     SECTION 9.15. Limited Recourse to NFC. The Agent agrees that the obligations of NFC to the Agent hereunder shall be payable in the order and priority set forth in Section 2.01 and 5.02(b), as applicable, of this Collateral Agreement. Such obligations shall be due and payable only to the extent that NFC's assets and the Fronting Letters of Credit Amount are sufficient to pay such obligations. No claims of the Agent arising under or in connection with this Collateral Agreement are intended to be impaired or waived by this Section 9.15.

     SECTION 9.16. Waiver of Set-Off With Respect to NFC. Each of the Agent, the Depositary, the Liquidity Agent, and each of the Support Credit Enhancers hereby waives and relinquishes any right that it has or may have to set-off or to exercise any banker's lien or any right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in or otherwise to the credit of, any account and any claims of NFC therein or with respect to any right to payment from NFC, it being understood, however, that nothing contained in this Section 9.16 shall, or is intended to, derogate from the assignment and security interest granted to the Agent or the Master Collateral Agent under this Collateral Agreement and the Master Collateral Agency Agreement or impair any rights of the Secured Parties, the Agent or the Master Collateral Agent hereunder or thereunder.

     IN WITNESS WHEREOF, NFC, the Support Credit Enhancers, the Depositary, the Agent, Liquidity Agent, the Placement Agents and the Dealers have caused this Collateral Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                    NATIONAL FLEET FUNDING CORPORATION

                                    By: /s/    Michael J. Becker
                                       ------------------------------------
                                        Name:  Michael J. Becker
                                        Title: Assistant Secretary and Treasurer

                                    CITIBANK, N.A.,
                                      as Liquidity Agent and Depositary

                                    By: /s/
                                       ------------------------------------
                                        Name:
                                        Title:

                                    CITIBANK, N.A.,
                                      as B Support Credit Enhancer and
                                      Placement Agent

                                    By: /s/ Kyle L. Miller
                                       ------------------------------------
                                       Name: Kyle L. Miller
                                       Title: Authorized Signatory

                                    CREDIT SUISSE, NEW YORK BRANCH,
                                      as Agent and B Support Credit
                                      Enhancer

                                    By: /s/ Carl Jackson
                                      ------------------------------------
                                       Name: Carl Jackson
                                       Title: Member of Senior Management

                                    By: /s/ RP Saylor
                                      ------------------------------------
                                       Name: Roger Saylor
                                       Title: Associate

                                    GENERAL MOTORS CORPORATION,
                                      as A Support Credit Enhancer

                                     By:  Anne T. Larin
                                       ------------------------------------
                                       Name:  Anne T. Larin
                                       Title: Attorney-in-fact for Heidi Kun
                                              Vice President

                                    CS FIRST BOSTON CORPORATION,
                                      as Dealer

                                    By: /s/ Scott E. Zoellner
                                      ------------------------------------
                                      Name: Scott E. Zoellner
                                      Title: Vice President